SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2001

MID-AMERICA BANCORP

(Exact Name of Registrant as specified in Charter)

KENTUCKY	1-10602	61-1012933
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West Broadway, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,

including area code: (502) 589-3351

N/A

(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 4, 6, 8 and 9 are not applicable and are omitted from this Report.

Item 5. Other Events

      On November 7, 2001, MidAmerica Bancorp (“MAB”) entered into an agreement with BB&T Corporation (“BB&T”) pursuant to which BB&T would acquire MAB in a transaction valued at $372.4 million, based on the $34.01 closing price of BB&T stock on November 7, 2001. The press release issued by BB&T on November 8, 2001 announcing the proposed transaction is attached as Exhibit 99.1 to this report.

      In the transaction, MAB will merge into BB&T, which will be the surviving corporation of the merger. The Agreement and Plan of Reorganization governing the terms of the proposed merger is attached as Exhibit 99.2 to this report.

      For each share of MAB stock, shareholders would receive .7187 shares of BB&T stock and $8.13 per share in cash in the merger. The merger consideration would be valued at $32.57 per MAB share based on the November 7, 2001 closing price of BB&T stock. The cash portion of consideration is also subject to adjustment relating to the settlement of certain legal proceedings arising from the liquidation of the Kentucky Central Life Insurance Company to which MAB is a party. When the merger takes effect, each of the outstanding options to purchase MAB stock will be converted into options to purchase BB&T stock. The number of shares subject to such options and the exercise price of each option would be converted based on a conversion ratio comparable to that applicable to outstanding MAB shares, but adjusted to reflect that optionholders will be receiving only rights to acquire BB&T stock upon exercise and, except in limited circumstances, will not receive the right to receive any cash.

      The merger, which is subject to the approval of MAB shareholders and banking regulators, is expected to be completed in the second quarter of 2002.

      In connection with the transaction, MAB has granted BB&T an option to purchase 2,200,000 MAB shares, or 19.9% of the outstanding MAB shares, at an exercise price of $25.75. The option would become exercisable upon the occurrence of a “purchase event,” as defined in the option agreement. A copy of the stock option agreement is attached as Exhibit 99.3 to this report.

Item 7. Financial Statements, Pro Forma Financial

      Information and Exhibits.

      (a) Financial Statements of Business Acquired.

         Not Applicable.

      (b) Pro Forma Financial Information.

         Not Applicable

      (c) Exhibits.

         The following exhibits are filed with this Report on Form 8-K:

REGULATION S-K
EXHIBIT NUMBERS         EXHIBIT

          99.1         Press Release dated November 8, 2001

          99.2         Agreement and Plan of Reorganization dated as of November 7, 2001, between Mid-America Bancorp and BB&T Corporation

          99.3         Stock Option Agreement dated as of November 7, 2001, between Mid-America Bancorp and BB&T Corporation

          99.4         Contingent Payment and Escrow Agreement

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA BANCORP

Date: November 8, 2001	By:/s/ John T. Rippy
John T. Rippy
Executive Vice President
and General Counsel

EXHIBIT 99.1

Nov. 8, 2001

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS
Tom A. Nicholson                     Scott Reed
Senior Vice President                Senior Executive Vice President
Investor Relations                   Chief Financial Officer
(336) 733-3058                       (336) 733-3088

MEDIA
Bob Denham                      Burney Warren                R.K. Guillaume
Senior Vice President           Executive Vice President     Chief Executive Officer
Public Relations                Mergers and Acquisitions     MidAmerica Bancorp
(336) 733-1002                  (252) 321-3347               (502) 562-5802

BB&T to acquire MidAmerica Bancorp
of Louisville, Ky.

WINSTON-SALEM, N.C. - BB&T Corporation (NYSE: BBT) today
said it plans to buy MidAmerica Bancorp (AMEX: MAB) of
Louisville, Ky., in a $372.4 million transaction. The
acquisition, one of two BB&T announced today, would expand
BB&T's presence in the economically vibrant Louisville
market.

With $1.8 billion in assets, MidAmerica Bancorp operates
30 banking offices in the Louisville metropolitan
statistical area through the Bank of Louisville, its primary subsidiary.

The announcement comes on the same day BB&T said it
would buy Owensboro, Ky.-based AREA Bancshares Corporation,
with $2.95 billion in assets and 72 banking offices in
Kentucky, which it operates through its subsidiary AREA
Bank. Together, the mergers would increase BB&T's Kentucky
assets to more than $5 billion and move BB&T from 29th to
fourth place in market share in the state. BB&T wants to be
among the top five in every market it serves.

MORE

The transaction, approved by the directors of both
companies, is valued at $32.57 per MAB share based on BB&T's closing price Wednesday of $34.01. For each share of MAB
stock, shareholders would receive .7187 shares and $8.13 per share in cash. The cash portion of consideration is also
subject to adjustment relating to the settlement of certain
legal proceedings to which MidAmerica is a party.

"This is a key acquisition because it gives us
significant entry into the most attractive banking market in
Kentucky," said BB&T Chairman and Chief Executive Officer
John Allison. "MidAmerica Bancorp does a great job of
providing personal, attentive service to its clients which
makes them a perfect partner for BB&T."

Part of the "Golden Triangle" with Cincinnati, Ohio, and
Lexington, Ky., Louisville was recently ranked by
Entrepreneur magazine as the third best midsize city in the
country for entrepreneurs. Louisville ranks as the 12th best large city for starting and growing a company by Inc.
magazine, and as the 14th fastest growing city nationally.

MidAmerica controls the fourth largest market share in
the economically strong Louisville market.

BB&T will create a total of three new community banking
regions: one in Louisville,  formed from the MidAmerica
branches, and two additional regions formed from AREA
Bancshares' branch operations. BB&T divides its banking
network into autonomous regions - each with its own president
- which operate like community banks. Nearly all lending
decisions are made locally.

"MidAmerica has a solid record of strong community
commitment and, above all, excellent personal service," said
Bertram W. Klein, MidAmerica's chairman of the board.

"BB&T, like MidAmerica, believes in respecting the
individual and providing the highest level of personal
service possible, which is what makes this partnership so
appealing," said R.K. Guillaume, MidAmerica's chief executive officer.

"It's rare to find an institution of their size placing
that much emphasis on quality service, but BB&T firmly
believes in it. And their community banking strategy allows
local bankers to make their own decisions."

Guillaume will become the new state president for BB&T
and the regional president for the new Louisville community
banking region.

MidAmerica customers will be able to take advantage of
BB&T's broad product and services line. It includes:
insurance, mutual funds, trust, online banking, annuities,
investment banking, retail brokerage, treasury services,
international banking and leasing.

MORE

BB&T will create a state advisory board for Kentucky and
a regional advisory board for the Louisville market.
MidAmerica board members will be asked to serve on one of the two new BB&T boards.

The merger, which is subject to the approval of
MidAmerica shareholders and banking regulators, is expected
to be completed in the second quarter of 2002.

Winston-Salem-based BB&T Corporation, with $70.3 billion
in assets, operates more than 1,000 banking offices in the
Carolinas, Georgia, Virginia, Maryland, West Virginia,
Tennessee, Kentucky, Alabama and Washington, D.C.

BB&T Corporation is the fourth largest financial holding
company in the Southeast and 16th largest in the nation. More information is available at www.BBandT.com.

#

This press release contains forward-looking statements as
defined by federal securities laws. These statements may
address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections.
Please refer to BB&T's filings with the Securities and
Exchange Commission for a summary of important factors that
could affect BB&T's forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.
BB&T's news releases are available at no charge through PR
Newswire's Company News On-Call facsimile service. For a menu of BB&T's news releases or to retrieve a specific release call
1-800-758-5804, extension 809325.

The foregoing may be deemed to be offering materials of
BB&T Corporation in connection with BB&T's proposed acquisition of MidAmerica Bancorp, on the terms and subject to the
conditions in the Agreement and Plan of Reorganization, dated
Nov. 7, 2001, between BB&T and MidAmerica Bancorp. This
disclosure is being made in connection with Regulation of
Takeovers and Security Holder Communications (Release Nos.
33-7760 and 34-42055) adopted by the Securities and Exchange
Commission ("SEC").
Shareholders of MidAmerica Bancorp and other investors are
urged to read the proxy statement/prospectus that will be
included in the registration statement on Form S-4, which BB&T will file with the SEC in connection with the proposed merger because it will contain important information about BB&T,
MidAmerica Bancorp, the merger, the persons soliciting proxies in the merger and their interests in the merger and related
matters.
After it is filed with the SEC, the proxy
statement/prospectus will be available for free, both on the
SEC web site (http://www.sec.gov) and from BB&T and MidAmerica
Bancorp as follows:
Alan W. Greer, Shareholder Reporting, BB&T Corporation,
P.O. Box 1290, Winston-Salem, NC, 27102. Telephone: (336) 733-
3021.
Steven A. Small, Executive Vice President and Chief
Financial Officer, MidAmerica Bancorp, 500 West Broadway,
Louisville, KY, 40202. Telephone: (502) 589-3351.

In addition to the proposed registration statement and
proxy statement/prospectus, BB&T and MidAmerica Bancorp  file annual, quarterly and special reports, proxy statements and
other information with the SEC. You may read and copy any
reports, statements or other information filed by either
company at the SEC's public reference rooms at 450 Fifth
Street, N.W., Washington, D.C., 20549 or at the SEC's other
public reference rooms in New York and Chicago.
Please call the SEC at 1-800-SEC-0330 for further
information on the public reference rooms. BB&T and MidAmerica
Bancorp  filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.

EXHIBIT 99.2

                        AGREEMENT AND PLAN OF REORGANIZATION
                                        BETWEEN
                                  MID-AMERICA BANCORP
                                          and
                                    BB&T CORPORATION

TABLE OF CONTENTS                                                      Page
ARTICLE I DEFINITIONS                                                    1
1.1     Definitions                                                      1
1.2     Terms Defined Elsewhere                                          6
ARTICLE II THE MERGER                                                    7
2.1     Merger                                                           7
2.2     Filing; Plan of Merger                                           8
2.3     Effective Time                                                   8
2.4     Closing                                                          8
2.5     Effect of Merger                                                 8
2.6     Further Assurances                                               9
2.7     Merger Consideration                                             9
2.8     Conversion of Shares; Payment of Merger Consideration           10
2.9     Conversion of Stock Options                                     12
2.10    Dissenting Shares                                               14
2.11    Merger of Subsidiaries                                          14
2.12    Anti-Dilution                                                   14
ARTICLE III REPRESENTATIONS AND WARRANTIES OF MAB                       14
3.1     Capital Structure                                               15
3.2     Organization, Standing and Authority                            15
3.3     Ownership of Subsidiaries                                       15
3.4     Organization, Standing and Authority of the Subsidiaries        16
3.5     Authorized and Effective Agreement                              16
3.6     Securities Filings; Financial Statements; Statements True       17
3.7     Minute Books                                                    17
3.8     Adverse Change                                                  18
3.9     Absence of Undisclosed Liabilities                              18
3.10    Properties                                                      18
3.11    Environmental Matters                                           18
3.12    Loans; Allowance for Loan Losses                                19
3.13    Tax Matters                                                     20
3.14    Employees; Compensation; Benefit Plans                          21
3.15    Certain Contracts                                               24
3.16    Legal Proceedings; Regulatory Approvals                         25
3.17    Compliance with Laws; Filings                                   25
3.18    Brokers and Finders                                             26
3.19    Repurchase Agreements; Derivatives                              26
3.20    Deposit Accounts                                                27
3.21    Related Party Transactions                                      27
3.22    Certain Information                                             27
3.23    Tax and Regulatory Matters                                      28
3.24    State Takeover Laws                                             28
3.25    Labor Relations                                                 28
3.26    Fairness Opinion                                                28
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BB&T                       29
4.1     Capital Structure of BB&T                                       29
4.2     Organization, Standing and Authority of BB&T                    29
4.3     Authorized and Effective Agreement                              30
4.4     Organization, Standing and Authority of BB&T Subsidiaries       30
4.5     Securities Documents; Financial Statements; Statements True     30
4.6     Certain Information                                             31
4.7     Tax and Regulatory Matters                                      31
4.8     Share Ownership                                                 31
4.9     Legal Proceedings; Regulatory Approvals                         32
4.10    Adverse Change                                                  32
ARTICLE V COVENANTS                                                     32
5.1     MAB Shareholder Meeting                                         32
5.2     Registration Statement; Proxy Statement/Prospectus              33
5.3     Plan of Merger; Reservation of Shares                           33
5.4     Additional Acts                                                 33
5.5     Best Efforts                                                    34
5.6     Certain Accounting Matters                                      34
5.7     Access to Information                                           34
5.8     Press Releases                                                  35
5.9     Forbearances of MAB                                             35
5.10    Contingent Payment and Escrow Agreement                         37
5.11    Affiliates                                                      38
5.12    Section 401(k) Plan; Other Employee Benefits                    38
5.13    Directors and Officers Protection                               41
5.14    Forbearances of BB&T                                            41
5.15    Reports                                                         41
5.16    Exchange Listing                                                42
5.17    Advisory Boards                                                 42
ARTICLE VI CONDITIONS PRECEDENT                                         43
6.1     Conditions Precedent - BB&T and MAB                             43
6.2     Conditions Precedent - MAB                                      43
6.3     Conditions Precedent - BB&T                                     44
ARTICLE VII TERMINATION, DEFAULT, WAIVER AND AMENDMENT                  46
7.1     Termination                                                     46
7.2     Effect of Termination                                           48
7.3     Survival of Representations, Warranties and Covenants           49
7.4     Waiver                                                          49
7.5     Amendment or Supplement                                         49
ARTICLE VIII MISCELLANEOUS                                              50
8.1     Expenses                                                        50
8.2     Entire Agreement                                                50
8.3     No Assignment                                                   50
8.4     Notices                                                         50
8.5     Specific Performance                                            51
8.6     Captions                                                        51
8.7     Counterparts                                                    52
8.8     Governing Law                                                   52

ANNEXES

Annex A                                 Plan of Merger

Annex B                                 Form of Contingent Payment and
                                        Escrow Agreement

Annex C                                 Form of Noncompetition
                                        Agreement for Bertram W. Klein

                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of November 7, 2001 is among MID-AMERICA BANCORP ("MAB"), a Kentucky corporation having its principal office at Louisville, Kentucky, and
BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina;

                                  R E C I T A L S:

The parties desire that MAB shall be merged into BB&T (said
transaction being hereinafter referred to as the "Merger") pursuant to a plan of merger (the "Plan of Merger") substantially in the form attached as Annex A hereto, and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby. As a condition and inducement to BB&T's willingness to enter into the
Agreement, MAB is concurrently granting to BB&T an option to acquire, under certain circumstances, 2,200,000 shares of the common stock, without par value, of MAB.

        NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
1.1     Definitions

        When used herein, the capitalized terms set forth below shall have the following meanings:

        "Affiliate" means, with respect to any person, any other person, who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such person and, without limiting the generality of the foregoing, includes any executive officer or director of such person and any Affiliate of such executive officer or director.

        "Articles of Merger" shall mean the Articles of Merger required to be filed with the office of the Secretary of State of North Carolina, as provided in Section 55-11-05 of the NCBCA, and with the office of the
Secretary of State of Kentucky, as provided in Section 271B.11-050 of the KBCA.

        "Bank Holding Company Act" shall mean the Federal Bank Holding
Company Act of 1956, as amended.

        "BB&T Common Stock" shall mean the shares of voting common stock, par value $5.00 per share, of BB&T, with rights attached issued pursuant to Rights Agreement dated December 17, 1996 between BB&T and Branch
Banking and Trust Company, as Rights Agent, relating to BB&T's Series B
Junior Participating Preferred Stock, $5.00 par value per share.

        "BB&T Option Agreement" shall mean the Stock Option Agreement dated as of even date herewith, as amended from time to time, under which BB&T has an option to purchase shares of MAB Common Stock, which shall be executed immediately following execution of this Agreement.

        "BB&T Subsidiaries" shall mean Branch Banking and Trust Company,
Branch Banking and Trust Company of South Carolina and Branch Banking
and Trust Company of Virginia.

        "Benefit Plan Determination Date" shall mean, with respect to each employee pension or welfare benefit plan or program maintained by MAB at the Effective Time, the date determined by BB&T with respect to such plan or program which shall be not later than January 1 following the close of the calendar year in which the last of the MAB Subsidiaries which is a bank or other savings institution is merged into BB&T or one of the BB&T Subsidiaries.

        "Business Day" shall mean all days other than Saturdays, Sundays and Federal Reserve holidays.

        "CERCLA" shall mean the Comprehensive Environmental Response
Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Commission" shall mean the Securities and Exchange Commission.

        "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

        "Director Stock Plan" shall mean the MAB Non-Employee Director's
Deferred Compensation Plan adopted April 21, 1994 pursuant to which there are 33,930 shares of MAB Common Stock reserved for issuance.

"Disclosed" shall mean disclosed in the MAB Disclosure Memorandum, referencing the Section number herein pursuant to which such disclosure is being made.

"Effective Time Shares" shall mean the sum, at the Effective Time, of (i) the number of shares of MAB Common Stock outstanding plus (ii)
the number of shares of MAB Common Stock issuable upon the exercise of
Stock Options plus (iii) the number of shares of MAB Common Stock issuable pursuant to the Director Stock Plan.

        "Environmental Claim" means any notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from a violation of the Environmental Laws or the presence or release into the environment of any Hazardous
Substances.

        "Environmental Laws" means all applicable federal, state and local laws and regulations, as amended, relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States
Environmental Protection Agency and state and local agencies with jurisdiction over and including common law in respect of, pollution or protection of the environment, including without limitation CERCLA, the
Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other laws and regulations relating to emissions, discharges, releases, or threatened releases of any Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous
Substances.

        "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "FDIC" shall mean the Federal Deposit Insurance Corporation.

        "Federal Reserve Board" shall mean the Board of Governors of the
Federal Reserve System.

        "Financial Advisor" shall mean, collectively, PBS, Investment Bank
Services, Incorporated, and Chartwell Capital Ltd.

        "Financial Statements" shall mean (a) with respect to BB&T, (i)
the consolidated balance sheet (including related notes and schedules, if any) of BB&T as of December 31, 2000, 1999, and 1998, with year-to-
date information through June 30, 2001, and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended
December 31, 2000, 1999, and 1998, with year-to-date information through
June 30, 2001, as filed by BB&T in Securities Documents and (ii) the consolidated balance sheets of BB&T (including related notes and schedules, if any) and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by BB&T with respect to periods ended subsequent to December 31, 2000, with year-to-
date information through June 30, 2001 and (b) with respect to MAB, (i)
the consolidated statements of financial condition (including related notes and schedules, if any) of MAB as of December 31, 2000, 1999 and
1998, with year-to-date information through June 30, 2001, and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 2000, 1999 and 1998, with year-to-date information through June 30, 2001, as filed by MAB in Securities
Documents and (ii) the consolidated statements of financial condition of
MAB (including related notes and schedules, if any) and the related consolidated statements of income, shareholders' equity and cash flows
(including related notes and schedules, if any) included in Securities
Documents filed by MAB with respect to periods ended subsequent to
December 31, 2000, with year-to-date information through June 30, 2001.

        "GAAP" shall mean generally accepted accounting principles applicable to financial institutions and their holding companies, as in effect at the relevant date.

        "Hazardous Substances" means any substance or material (i)
identified in CERCLA; (ii) determined to be toxic, a pollutant or a contaminant under any applicable federal, state or local statutes, law, ordinance, rule or regulation, including but not limited to petroleum products; (iii) asbestos; (iv) radon; (v) poly-chlorinated biphiphenyls and (vi) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful to human health or the environment.

        "IRS" shall mean the Internal Revenue Service

        "KBCA" shall mean the Kentucky Business Corporation Act, as amended

        "MAB Common Stock" shall mean the shares of voting common stock, without par value, of MAB, with rights attached issued pursuant to the
Rights Agreement dated February 23, 1998 between MAB and MAB Bank of
Louisville, as Rights Agent, relating to MAB 1998A Junior Participating
Preferred Stock.

        "MAB Disclosure Memorandum" shall mean the written information in one or more documents, each of which is entitled "MAB Disclosure
Memorandum" and dated on or before the date of this Agreement and delivered not later than the date of execution of this Agreement by MAB to BB&T, and describing in reasonable detail the matters contained therein.  Each disclosure made therein shall be in existence on the date of this Agreement and shall specifically reference each Section of this
Agreement under which such disclosure is made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced.

        "MAB Subsidiaries" shall mean Bank of Louisville and Mid-America
Gift Certificate Company and any and all other Subsidiaries of MAB as of the date hereof and any corporation, bank, savings association, or other organization acquired as a Subsidiary of MAB after the date hereof and held as a Subsidiary by MAB at the Effective Time.

        "Material Adverse Effect" on BB&T or MAB shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, (i) has a material adverse effect on the financial condition, results of operations, business or business prospects of BB&T and the BB&T Subsidiaries taken as a whole, or MAB and the MAB Subsidiaries taken as a whole, or (ii) materially impairs the ability of BB&T or MAB to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) actions and omissions of BB&T or MAB taken with the prior written consent of the other in contemplation of the transactions contemplated hereby and (b) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement or relating to any litigation arising as a result of the Merger; provided that, with respect to MAB, only if and to the extent any such expenses payable to third parties are Disclosed by MAB or incurred by MAB following the date hereof as permitted by this Agreement.

        "NCBCA" shall mean the North Carolina Business Corporation Act, as amended.

        "NYSE" shall mean the New York Stock Exchange, Inc.

"PBS" shall mean Professional Bank Services, Incorporated.

        "Pre-Closing Settlement Amount" shall mean the sum of (i) the amount paid by MAB in settlement of all MAB loss contingencies arising from the Subject Matter (including, without limitation, the claims of
Lincoln National Life Insurance Company filed February 17, 1994) (less the aggregate amount recovered on or before the Closing Date by MAB, if any, in connection with the Subject Matter and the MAB loan underlying the Subject Matter) plus (ii) all costs and expenses (including, without limitation, interest and legal fees) incurred by MAB during the period beginning on January 1, 2002 and ending on the Closing Date in connection with the Subject Matter and all related claims (including, without limitation, the settlement of the Subject Matter or any related claim).

        "Proxy Statement/Prospectus" shall mean the proxy statement and prospectus, together with any supplements thereto, to be sent to shareholders of MAB to solicit their votes in connection with a proposal to approve this Agreement and the Plan of Merger.

        "Registration Statement" shall mean the registration statement of
BB&T as declared effective by the Commission under the Securities Act, including any post-effective amendments or supplements thereto as filed with the Commission under the Securities Act, with respect to the BB&T
Common Stock to be issued in connection with the transactions contemplated by this Agreement.

        "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests (other than rights pursuant to the Rights Agreements described under the definitions of "BB&T Common Stock" and "MAB Common
Stock"), and stock appreciation rights, performance units and similar stock-based rights whether or not they obligate the issuer thereof to issue stock or other securities or to pay cash.

"Securities Act" shall mean the Securities Act of 1933, as
amended.

        "Securities Documents" shall mean all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws, including but not limited to periodic and other reports filed pursuant to Section 13 of the Exchange
Act.

        "Securities Laws" shall mean: the Securities Act; the Exchange
Act; the Investment Company Act of 1940, as amended; the Investment
Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and, in each case, the rules and regulations of the Commission promulgated thereunder.

        "Stock Options" shall mean, collectively, outstanding and
unexercised options granted under the Stock Option Plans to acquire shares of MAB Common Stock, aggregating 1,144,182 shares on the date hereof.

        "Stock Option Plans" shall mean the MAB 1991 Incentive Stock
Option Plan and the 1995 Incentive Stock Option Plan.

        "Subject Matter" shall mean the Kentucky Central Life Insurance
Company litigation commenced against MAB on December 10, 1993.

        "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which
50% or more of the outstanding equity securities is owned directly or indirectly by its parent (in determining whether one entity owns or controls 50% or more of the outstanding equity securities of another, equity securities owned or controlled in a fiduciary capacity shall be deemed owned and controlled by the beneficial owner).

        "TILA" shall mean the Truth in Lending Act, as amended.

                1.2     Terms Defined Elsewhere

                The capitalized terms set forth below are defined in the
                 following sections:

                Agreement                               Introduction
                Average Closing Price                   Section 7.1(g)
                BB&T                                    Introduction
                BB&T Option Plan                        Section 2.9(a)
                BB&T Ratio                              Section 7.1(g)
                Closing                                 Section 2.4
                Closing Date                            Section 2.4
                Closing Value                           Section 2.7(e)
                Constituent Corporations                Section 2.1
                Converted Value                         Section 7.1(g)
                Determination Date                      Section 7.1(g)
                Dissenting Shareholder                  Section 2.10
                Dissenting Shares                       Section 2.10
                Effective Time                          Section 2.3
                Employer Entity                         Section 5.12(b)
                Escrow Agreement                        Section 2.7(c)(ii)
                Fairness Opinion                        Section 3.26
                Index Group                             Section 7.1(g)
                Index Price                             Section 7.1(g)
                MAB                                     Introduction
                MAB Pension Plan                        Section 5.12(d)
                MAB 401(k) Plan                         Section 5.12(a)
                Maximum Amount                          Section 5.13
                Merger                                  Recitals
                Merger Cash Component                   Section 2.7(a)
                Merger Consideration                    Section 2.7(a)
                Option Conversion Ratio                 Section 2.9(a)
                PBGC                                    Section 3.14(b)(iv)
                Plan                                    Section 3.14(b)(i)
                Plan of Merger                          Recitals
                Starting Date                           Section 7.1(g)
                Stock Exchange Ratio                    Section 2.7(b)
                Surviving Corporation                   Section 2.1(a)
                Transferred Employee                    Section 5.12(b)

                                    ARTICLE II
                                    THE MERGER

2.1     Merger

        BB&T and MAB are constituent corporations (the "Constituent
Corporations") to the Merger as contemplated by the NCBCA and the KBCA.
At the Effective Time:

        (a)     MAB shall be merged into BB&T in accordance with the
applicable provisions of the NCBCA and the KBCA, with BB&T being the surviving corporate entity (hereinafter sometimes referred to as the
"Surviving Corporation").

        (b)     The separate existence of MAB shall cease and the Merger
shall in all respects have the effects provided in Section 2.5.

        (c)     The Articles of Incorporation of BB&T at the Effective Time
shall be the Articles of Incorporation of the Surviving Corporation.

        (d)     The Bylaws of BB&T at the Effective Time shall be the Bylaws of the Surviving Corporation.

2.2     Filing; Plan of Merger

        The Merger shall not become effective unless this Agreement and the Plan of Merger are duly approved by shareholders holding at least a majority of the shares of MAB Common Stock.  Upon fulfillment or waiver of the conditions specified in Article VI and provided that this
Agreement has not been terminated pursuant to Article VII, the Surviving
Corporation shall cause the Articles of Merger to be executed and filed with the Secretaries of State of both North Carolina and Kentucky, as provided in Section 55-11-05 of the NCBCA and Section 271B.11-050 of the
KBCA, respectively. The Plan of Merger is incorporated herein by reference, and adoption of this Agreement by the Boards of Directors of the Constituent Corporations and approval by the shareholders of MAB shall constitute adoption and approval of the Plan of Merger.

2.3     Effective Time

        The Merger shall be effective at the day and hour specified in the
Articles of Merger as filed as provided in Section 2.2 (herein sometimes referred to as the "Effective Time").

2.4     Closing

        The closing of the transactions contemplated by this Agreement
(the "Closing") shall take place at the offices of Womble Carlyle
Sandridge & Rice, PLLC, Winston-Salem, North Carolina, at 10:00 a.m. on
the date designated by BB&T which is within thirty days following the satisfaction of the conditions to Closing set forth in Article VI (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or such later date as the parties may otherwise agree (the "Closing Date"); provided, however, that the Closing Date shall not occur at any time during the five-day period following the Determination Date.

2.5     Effect of Merger

        From and after the Effective Time, the separate existence of MAB shall cease, and the Surviving Corporation shall thereupon and thereafter, to the extent consistent with its Articles of Incorporation, possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each of the Constituent
Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and each and every other interest of or belonging to or due to each of the
Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and
the title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.  The Surviving Corporation shall thenceforth be responsible for all the liabilities, obligations and penalties of each of the Constituent Corporations; and any claim, existing action or proceeding, civil or criminal, pending by or against either of the
Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place; and any judgment rendered against either of the Constituent
Corporations may be enforced against the Surviving Corporation.  Neither the rights of creditors nor any liens upon the property of either of the
Constituent Corporations shall be impaired by reason of the Merger.

2.6     Further Assurances

        If, at any time after the Effective Time, the Surviving
Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the
Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Corporations agree that such
Constituent Corporations and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the
Surviving Corporation and otherwise to carry out the purpose of this
Agreement, and that the proper officers and directors of the Surviving
Corporation are fully authorized and directed in the name of the
Constituent Corporations or otherwise to take any and all such actions.

2.7     Merger Consideration

                (a)     As used herein, the term "Merger Consideration" shall
mean the portion of a share of BB&T Common Stock (to the nearest ten thousandth of a share) and the amount of cash (without interest, except as provided in Section 2.7(d)) (the "Merger Cash Component"), determined pursuant to Sections 2.7(b) and 2.7(c), to be exchanged for each share of MAB Common Stock issued and outstanding as of the Effective Time.  In addition, BB&T shall pay cash (without interest) in exchange for any fractional share of BB&T Common Stock that would otherwise be distributable to a MAB shareholder, as provided in Section 2.7(e).

        (b)     The portion of a share of BB&T Common Stock to be
issued for each issued and outstanding share of MAB Common Stock (the
"Stock Exchange Ratio") shall be .7187.
(c)     The amount of cash to be payable for each issued and
outstanding share of MAB Common Stock shall be $8.13; provided that:

(i)     if all MAB loss contingencies, other than
nominal loss contingencies, arising from the Subject Matter
(including, without limitation, the claims of Lincoln National
Life Insurance Company filed February 17, 1994) are fully and finally settled by MAB on or before the Closing Date, such amount of cash shall be (A) increased by an amount equal to (x) 50% of the amount, if any, by which $32,000,000 exceeds the Pre-Closing
Settlement Amount divided by (y) the Effective Time Shares, or (B)
decreased by an amount equal to (x) 50% of the amount, if any, by which $32,000,000 is less than the Pre-Closing Settlement Amount divided by (y) the Effective Time Shares; or

                (ii)    if all MAB loss contingencies, other than
nominal loss contingencies, arising from the Subject Matter
(including, without limitation, the claims of Lincoln National
Life Insurance Company filed February 17, 1994) are not fully and finally settled by MAB on or before the Closing Date, (A) such amount of cash shall be reduced by an amount equal to $5,000,000 divided by the Effective Time Shares, and (B) BB&T shall deliver
$5,000,000 to the escrow agent named in the Contingent Payment and
Escrow Agreement substantially in the form of Annex B hereto (the
"Escrow Agreement"), such amount to be administered pursuant to the terms of the Escrow Agreement.  Any amounts paid to the
shareholders of MAB under the Escrow Agreement shall constitute additional Merger Consideration hereunder.

(d)     If (i) as of June 30, 2002, BB&T does not have the
right to terminate this Agreement under Section 7.1 and (ii) the
Effective Time occurs after June 30, 2002, the Merger Cash Component
(but, excluding for this purpose, any increase in the Merger Cash
Component pursuant to Section 2.7(c)(i)(A) and any amounts paid under the Escrow Agreement) shall be increased by an amount equal to simple interest at the "prime rate," as reported by Branch Banking and Trust
Company on July 1, 2002, prorated based on a 365-day year.

                (e)     The amount of cash payable with respect to any
fractional share of BB&T Common Stock shall be determined by multiplying the fractional part of such share by the Closing Value.  The "Closing
Value" shall mean the 4:00 p.m. eastern time closing price per share of
BB&T Common Stock on the NYSE on the Closing Date as reported on
NYSEnet.com.

2.8     Conversion of Shares; Payment of Merger Consideration

        (a)     At the Effective Time, by virtue of the Merger and without any action on the part of MAB or the holders of record of MAB Common
Stock, each share of MAB Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of MAB Common Stock (as provided in subsection (d) below), the Merger Consideration.

        (b)     Each share of BB&T Common Stock issued and outstanding
immediately prior to the Effective Time shall continue to be issued and outstanding.

        (c)     Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of MAB Common
Stock, shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration.  No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of MAB
Common Stock. With respect to any certificate for MAB Common Stock that has been lost or destroyed, BB&T shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with BB&T's standard policy with respect to lost certificates generally, and evidence reasonably satisfactory to BB&T of ownership of the shares represented thereby.
After the Effective Time, MAB's transfer books shall be closed, and no transfer of the shares of MAB Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the
Surviving Corporation.

        (d)     Promptly after the Effective Time, BB&T shall cause to be
delivered or mailed to each MAB shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of MAB Common Stock.  Upon proper surrender of such certificates or other evidence of ownership meeting the requirements of
Section 2.8(c), together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, BB&T shall promptly cause the transfer to the persons entitled thereto of the Merger
Consideration.

        (e)     The Surviving Corporation shall pay any dividends or other distributions with a record date prior to the Effective Time that have been declared or made by MAB in respect of shares of MAB Common Stock in accordance with the terms of this Agreement and that remain unpaid at the Effective Time, subject to compliance by MAB with Section 5.9(b).
To the extent permitted by law, former shareholders of record of MAB shall be entitled to vote after the Effective Time at any meeting of
BB&T shareholders the number of whole shares of BB&T Common Stock into which their respective shares of MAB Common Stock are converted, regardless of whether such holders have exchanged their certificates representing MAB Common Stock for certificates representing BB&T Common
Stock in accordance with the provisions of this Agreement.  Whenever a dividend or other distribution is declared by BB&T on the BB&T Common
Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BB&T Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of BB&T
Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing MAB Common Stock until such holder surrenders such certificate for exchange as provided in this Section 2.8.  Upon surrender of such certificate, both the BB&T
Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to the shares of MAB Common Stock represented by such certificate.

2.9     Conversion of Stock Options

        (a)     At the Effective Time, each Stock Option then outstanding
(and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, shall be converted into and become rights with respect to BB&T Common Stock, and BB&T shall assume each
Stock Option in accordance with the terms of the Stock Option Plans, except that from and after the Effective Time (i) BB&T and its
Compensation Committee shall be substituted for MAB and the Compensation
Committee of MAB's Board of Directors with respect to administering the
Stock Option Plans, (ii) each Stock Option assumed by BB&T may be exercised solely for shares of BB&T Common Stock, (iii) the number of shares of BB&T Common Stock subject to each such Stock Option shall be the number of whole shares of BB&T Common Stock (omitting any fractional share) determined by multiplying the number of shares of MAB Common
Stock subject to such Stock Option immediately prior to the Effective
Time by the sum (to the nearest ten thousandth of a share, the "Option
Conversion Ratio") of (A) Stock Exchange Ratio plus (B) the result obtained by dividing the Merger Cash Component by the Closing Value,
(iv) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such Stock
Option by the Option Conversion Ratio and rounding up to the nearest cent and (v) each holder of a Stock Option assumed by BB&T shall be entitled to the rights afforded to holders of Stock Options under the
Escrow Agreement.  Notwithstanding the foregoing, BB&T may at its election substitute as of the Effective Time options under the BB&T
Corporation 1995 Omnibus Stock Incentive Plan or any other duly adopted comparable plan (in either case, the "BB&T Option Plan") for all or a part of the Stock Options, subject to the following conditions: (A) the requirements of (iii), (iv) and (v) above shall be met; (B) such substitution shall not constitute a modification, extension or renewal of any of the Stock Options; and (C) the substituted options shall continue in effect on the same terms and conditions as provided in the
Stock Option Agreements and the Stock Option Plans governing each Stock
Option.  Each Stock Option which is an incentive stock option shall be adjusted as required by Section 424 of the Code, and the Regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option within the meaning of
Section 424(h) of the Code.  BB&T and MAB agree to take all necessary steps to effectuate the foregoing provisions of this Section 2.9.  BB&T has reserved and shall continue to reserve adequate shares of BB&T
Common Stock for delivery upon exercise of any converted or substitute options.  As soon as practicable after the Effective Time, if it has not already done so, and to the extent MAB shall have a registration statement in effect or an obligation to file a registration statement,
BB&T shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of BB&T Common Stock subject to converted or substitute options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted or substitute options remain outstanding.  With respect to those individuals, if any, who subsequent to the Merger may be subject to the reporting requirements under Section 16(a) of the
Exchange Act, BB&T shall administer the Stock Option Plans assumed pursuant to this Section 2.9 (or the BB&T Option Plan, if applicable) in a manner that complies with Rule 16b-3 promulgated under the Exchange
Act to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time.  MAB hereby represents that the Stock
Option Plans in their current forms comply with Rule 16b-3 to the extent, if any, required as of the date hereof.

        (b)     As soon as practicable following the Effective Time, BB&T
shall deliver to the participants receiving converted options under the
BB&T Option Plan an appropriate notice setting forth such participant's rights pursuant thereto.

        (c)     Eligibility to receive stock option grants following the
Effective Time with respect to BB&T Common Stock shall be determined by
BB&T in accordance with its plans and procedures as in effect from time to time, and subject to any contractual obligations.

2.10    Dissenting Shares

        Any holder of shares of MAB Common Stock who shall have exercised rights to dissent with respect to the Merger in accordance with the KBCA and who has properly exercised such shareholder's rights to demand payment of the "fair value" of the shareholder's shares (the "Dissenting
Shares") as provided in the KBCA (the "Dissenting Shareholder") shall thereafter have only such rights, if any, as are provided a Dissenting
Shareholder in accordance with the KBCA and shall have no rights to receive the Merger Consideration under Sections 2.7 and 2.8 (provided, that nothing contained herein shall limit such Dissenting Shareholder's rights to the payment of all declared and unpaid dividends); provided, however, that if a Dissenting Shareholder shall fail to properly demand payment (in accordance with the KBCA) in conjunction with such appraisal or shall become ineligible for such appraisal, then such Dissenting
Shareholder's Dissenting Shares automatically shall cease to be
Dissenting Shares and shall be converted into and represent only the right to receive from the Surviving Corporation, upon surrender of the certificate representing the Dissenting Shares, the Merger Consideration provided for in Section 2.7 and declared and unpaid dividends as provided in Section 2.8(e).

2.11    Merger of Subsidiaries

In the event that BB&T shall request, MAB shall take such actions, and shall cause the MAB Subsidiaries to take such actions, as may be reasonably required in order to effect, at the Effective Time, the merger of one or more of the MAB Subsidiaries with and into, in each case, one of the BB&T Subsidiaries.

2.12    Anti-Dilution

        In the event BB&T changes the number of shares of BB&T Common
Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the
Effective Time, the Stock Exchange Ratio shall be proportionately adjusted.

                           ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF MAB

        Except as Disclosed, MAB represents and warrants to BB&T as follows (the representations and warranties herein of MAB are made subject to the applicable standard set forth in Section 6.3(a), and no such representation or warranty shall be deemed to be inaccurate unless it is inaccurate to the extent that BB&T would be entitled to refuse to consummate the Merger pursuant to Section 7.1(b)(ii) on account of such inaccuracy):

3.1     Capital Structure

        The authorized capital stock of MAB consists of 15,000,000 shares of MAB Common Stock and 750,000 shares of MAB Preferred Stock, of which
120,000 shares have been designated as 1998A Junior Participating
Preferred Stock.  MAB has 11,071,509 shares of MAB Common Stock issued and outstanding as of the date hereof.  No other shares of capital stock of MAB, common or preferred, are authorized, issued or outstanding.  All outstanding shares of MAB capital stock have been duly authorized and are validly issued, fully paid and nonassessable.  No shares of capital stock have been reserved for any purpose, except for shares of MAB
Common Stock reserved in connection with the Stock Option Plans and the
Director Stock Plan.  As of the date hereof, MAB has granted options to acquire 1,143,667 shares of MAB Common Stock under the Stock Option
Plans or outstanding agreements and awards, which options remain outstanding as of the date hereof.  MAB has agreed to issue 33,930 shares of MAB Common Stock under the Director Stock Plan.  Except as set forth in this Section 3.1 (and other than rights pursuant to the Rights
Agreement described in the definition of MAB Common Stock), there are no
Rights authorized, issued or outstanding with respect to, nor are there any agreements, understandings or commitments relating to the right of any MAB shareholder to own, to vote or to dispose of, the capital stock of MAB.  Holders of MAB Common Stock do not have preemptive rights.

3.2     Organization, Standing and Authority

        MAB is a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets.  MAB is not required to be qualified to do business in any other state of the United States or foreign jurisdiction. MAB is registered as a bank holding company under the Bank Holding Company Act.

3.3     Ownership of Subsidiaries

        Section 3.3 of the MAB Disclosure Memorandum lists all of the MAB
Subsidiaries and, with respect to each, its jurisdiction of
organization, jurisdictions in which it is qualified or otherwise licensed to conduct business, the number of shares or ownership interests owned by MAB (directly or indirectly), the percentage ownership interest so owned by MAB and its business activities.  The outstanding shares of capital stock or other equity interests of the MAB
Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly or indirectly owned by
MAB free and clear of all liens, claims and encumbrances or preemptive rights of any person.  No Rights are authorized, issued or outstanding with respect to the capital stock or other equity interests of the MAB
Subsidiaries, and there are no agreements, understandings or commitments relating to the right of MAB to own, to vote or to dispose of said interests.  None of the shares of capital stock or other equity interests of the MAB Subsidiaries have been issued in violation of the preemptive rights of any person. Section 3.3 of the MAB Disclosure
Memorandum also lists all shares of capital stock or other securities or ownership interests of any corporation, partnership, joint venture, or other organization (other than the MAB Subsidiaries and stock or other securities held in a fiduciary capacity) owned directly or indirectly by
MAB.

3.4     Organization, Standing and Authority of the Subsidiaries

Each MAB Subsidiary that is a depository institution is a state chartered commercial bank or a federally chartered savings bank with its deposits insured by the FDIC.  Each of the MAB Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization.  Each of the MAB Subsidiaries has full power and authority to carry on its business as now conducted, and is duly qualified to do business and in good standing in each jurisdiction Disclosed with respect to it.  No MAB Subsidiary is required to be qualified to do business in any other state of the United States or foreign
jurisdiction, or is engaged in any type of activities that have not been
Disclosed.

3.5     Authorized and Effective Agreement

        (a)     MAB has all requisite corporate power and authority to enter into and (subject to receipt of all necessary governmental approvals and the receipt of approval of the MAB shareholders of this Agreement and the Plan of Merger) to perform all of its obligations under this
Agreement, the Plan of Merger, the Articles of Merger and the BB&T
Option Agreement.  The execution and delivery of this Agreement, the
Articles of Merger and the BB&T Option Agreement, and consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, except, in the case of this Agreement and the Plan of Merger, the approval of the MAB shareholders pursuant to and to the extent required by applicable law.
This Agreement, the Plan of Merger and the BB&T Option Agreement
constitute legal, valid and binding obligations of MAB, and each is enforceable against MAB in accordance with its terms, in each such case subject to (i) bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization, conservatorship, receivership, or other similar laws from time to time in effect relating to or affecting the enforcement of the rights of creditors of FDIC-insured institutions or the enforcement of creditors' rights generally; and (ii) general principles of equity
(whether applied in a court of law or in equity).

        (b)     Neither the execution and delivery of this Agreement, the
Plan of Merger, the Articles of Merger or the BB&T Option Agreement, nor
consummation of the transactions contemplated hereby or thereby, nor compliance by MAB with any of the provisions hereof or thereof, shall
(i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of MAB or any MAB Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of MAB or any MAB Subsidiary pursuant to, any note, bond, mortgage, indenture, license, permit, contract, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to MAB or any MAB Subsidiary.

        (c)     Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by MAB of the Merger and the other transactions contemplated in this Agreement.

3.6     Securities Filings; Financial Statements; Statements True

        (a)     MAB has timely filed all Securities Documents required by
the Securities Laws to be filed since December 31, 1998.  MAB has
Disclosed or made available to BB&T a true and complete copy of each
Securities Document filed by MAB with the Commission after December 31,
1998 and prior to the date hereof, which are all of the Securities
Documents that MAB was required to file during such period.  As of their respective dates of filing, such Securities Documents complied with the
Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)     The Financial Statements of MAB fairly present or will
fairly present, as the case may be, the consolidated financial position of MAB and the MAB Subsidiaries as of the dates indicated and the consolidated statements of income, changes in shareholders' equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.

        (c)     No statement, certificate, instrument or other writing
furnished or to be furnished hereunder by MAB or any MAB Subsidiary to
BB&T contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7     Minute Books

        The minute books of MAB and each of the MAB Subsidiaries contain or will contain at Closing accurate records of all meetings and other corporate actions of their respective shareholders and Boards of
Directors (including committees of the Board of Directors), and the signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.8     Adverse Change

        Since December 31, 2000, MAB and the MAB Subsidiaries have not incurred any liability, whether accrued, absolute or contingent, except as disclosed in the most recent MAB Financial Statements, or entered into any transactions with Affiliates, in each case other than in the ordinary course of business consistent with past practices, nor has there been any adverse change or any event involving a prospective adverse change in the business, financial condition, results of operations or business prospects of MAB or any of the MAB Subsidiaries.

3.9     Absence of Undisclosed Liabilities

All liabilities (including contingent liabilities) of MAB and the
MAB Subsidiaries are disclosed in the most recent Financial Statements of MAB or are normally recurring business obligations incurred in the ordinary course of its business since the date of MAB's most recent
Financial Statements.

3.10    Properties

        (a)     MAB and the MAB Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests, to all of the properties and assets, real and personal, tangible and intangible, reflected on the consolidated balance sheet included in the Financial Statements of MAB as of December 31,
2000 or acquired after such date, except for (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, or (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business.

        (b)     All leases and licenses pursuant to which MAB or any MAB
Subsidiary, as lessee or licensee, leases or licenses rights to real or personal property are valid and enforceable in accordance with their respective terms.

3.11    Environmental Matters

        (a)     MAB and the MAB Subsidiaries are and at all times have been in compliance with all Environmental Laws.  Neither MAB nor any MAB
Subsidiary has received any communication alleging that MAB or the MAB
Subsidiary is not in such compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance.

        (b)     There are no pending Environmental Claims, neither MAB nor any MAB Subsidiary has received notice of any pending Environmental
Claims, and there are no conditions or facts existing which might reasonably be expected to result in legal, administrative, arbitral or other proceedings asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature seeking to impose, or that could result in the imposition of, any liability arising under any Environmental Laws upon (i) MAB or any MAB Subsidiary, (ii)
any person or entity whose liability for any Environmental Claim MAB or any MAB Subsidiary has or may have retained or assumed, either contractually or by operation of law, (iii) any real or personal property owned or leased by MAB or any MAB Subsidiary, or any real or personal property which MAB or any MAB Subsidiary has or is judged to have managed or supervised or participated in the management of, or (iv)
to the best knowledge of MAB, any real or personal property in which MAB or any MAB Subsidiary holds a security interest securing a loan recorded on the books of MAB or any MAB Subsidiary.  Neither MAB nor any MAB
Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability under any Environmental
Laws.

        (c)     MAB and the MAB Subsidiaries are in compliance with all
recommendations contained in any environmental audits, analyses and surveys received by MAB relating to all real and personal property owned or leased by MAB or any MAB Subsidiary and all real and personal property of which MAB or any MAB Subsidiary has or is judged to have managed or supervised or participated in the management of.

        (d)     There are no past or present actions, activities,
circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim, or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws, against MAB or any MAB
Subsidiary or against any person or entity whose liability for any
Environmental Claim MAB or any MAB Subsidiary has or may have retained or assumed, either contractually or by operation of law.

3.12    Loans; Allowance for Loan Losses

        (a)     All of the loans on the books of MAB and the MAB
Subsidiaries are valid and properly documented and were made in the ordinary course of business, and the security therefor, if any, is valid and properly perfected.  Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, nor MAB's procedures and practices of approving or rejecting loan applications, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including, without limitation, the TILA, Regulations O and Z of the Federal Reserve
Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

        (b)     The allowances for loan losses reflected on the consolidated balance sheets included in the Financial Statements of MAB are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

3.13    Tax Matters

        (a)     MAB and the MAB Subsidiaries and each of their predecessors have timely filed (or requests for extensions have been timely filed and any such extensions either are pending or have been granted and have not expired) all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time.  Neither MAB nor any MAB Subsidiary has or will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.  MAB and the MAB Subsidiaries have paid, or where payment is not required to have been made have set up an adequate reserve or accrual for payment of, all taxes required to be paid or accrued for the preceding or current fiscal year for which a return is not yet due.

        (b)     All federal, state and local (and, if applicable, foreign)
tax returns filed by MAB and the MAB Subsidiaries are complete and accurate.  Neither MAB nor any MAB Subsidiary is delinquent in the payment of any tax, assessment or governmental charge.  No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against MAB or any MAB
Subsidiary which have not been settled and paid.  There are currently no agreements in effect with respect to MAB or any MAB Subsidiary to extend the period of limitations for the assessment or collection of any tax.
No audit examination or deficiency or refund litigation with respect to such returns is pending.

        (c)     Deferred taxes have been provided for in accordance with
GAAP consistently applied.

        (d)     Neither MAB nor any of the MAB Subsidiaries is a party to
any tax allocation or sharing agreement or has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was MAB or a MAB subsidiary) or has any liability for taxes of any person (other than MAB and the MAB
Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise.

        (e)     Each of MAB and the MAB Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section
3406 of the Code.

        (f)     Neither MAB nor any of  the MAB Subsidiaries has made any
payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

3.14    Employees; Compensation; Benefit Plans

        (a)     Compensation.  MAB has Disclosed a complete and correct list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each person who is not an employee of MAB or any MAB Subsidiary to whom MAB or any MAB
Subsidiary pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

        (b)     Employee Benefit Plans.

(i)     MAB has Disclosed an accurate and complete list of all
Plans, as defined below, contributed to, maintained or sponsored by MAB or any MAB Subsidiary, to which MAB or any MAB Subsidiary is obligated to contribute or has any liability or potential liability, whether direct or indirect, including all Plans
contributed to, maintained or sponsored by each member of the controlled group of corporations, within the meaning of Sections
414(b), 414(c), 414(m) and 414(o) of the Code, of which MAB or any
MAB Subsidiary is a member. For purposes of this Agreement, the term "Plan" shall mean a plan, arrangement, agreement or program described in the foregoing provisions of this Section 3.14(b)(i)
that is: (A) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension (including, in this case, any such plan terminated within the last six years), retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded, (B) an employment agreement, (C) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, including, without limitation, obligations to pay, or to continue to pay, material amounts of benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of
insurance, or (D) any other employee benefit plan as defined in
Section 3(3) of ERISA, whether or not funded.

        (ii)    Neither MAB nor any MAB Subsidiary contributes to, has
an obligation to contribute to or otherwise has any liability or potential liability with respect to (A) any multiemployer plan as defined in Section 3(37) of ERISA, (B) any plan of the type
described in Sections 4063 and 4064 of ERISA or in Section 413 of
the Code (and regulations promulgated thereunder), or (C) except as Disclosed pursuant to Section 3.14(a) above, any plan which provides health, life insurance, accident or other "welfare-type"
benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with the requirements of the Family and Medical Leave Act, Section
4980B of the Code or applicable state continuation coverage law.

        (iii)   None of the Plans obligates MAB or any MAB Subsidiary
to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this
Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations
promulgated thereunder).

        (iv)    Each Plan, and all related trusts, insurance contracts
and funds, has been maintained, funded and administered in
compliance in all respects with its own terms and in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code.  No actions, suits, claims, complaints, charges, proceedings, hearings, examinations,
investigations, audits or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and there are no facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges,
proceedings, hearings, examinations, investigations, audits or demands.  No Plan that is subject to the funding requirements of
Section 412 of the Code or Section 302 of ERISA has incurred any
"accumulated funding deficiency" as such term is defined in such
Sections of ERISA and the Code, whether or not waived, and each
Plan has always fully met the funding standards required under
Title I of ERISA and Section 412 of the Code.  No liability to the
Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of
ERISA) for which the PBGC has not waived notice has occurred with respect to any such Plan, and the PBGC has not commenced or
threatened the termination of any Plan.  None of the assets of MAB or any MAB Subsidiary is the subject of any lien arising under
Section 302(f) of ERISA or Section 412(n) of the Code, neither MAB nor any MAB Subsidiary has been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the
Code, and there are no facts which could be expected to give rise to such lien or such posting of security.  No event has occurred and no condition exists that would subject MAB or any MAB
Subsidiary to any tax under Sections 4971, 4972, 4976, 4977 or
4979 of the Code or to a fine or penalty under Section 502(c) of
ERISA.

        (v)     Each Plan that is intended to be qualified under
Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the
IRS as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

        (vi)    No underfunded "defined benefit plan" (as such term is
defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Sections 414(b), (c),
(m) and (o) of the Code) of which MAB or any MAB Subsidiary is a member or was a member during such five-year period.

        (vii)   As of December 31, 2000, the fair market value of the
assets of each Plan that is a tax qualified defined benefit plan equaled or exceeded, and as of the Closing Date will equal or exceed, the present value of all vested and nonvested liabilities thereunder for purposes of Financial Accounting Standards Board
Statement Number 35 determined in accordance with reasonable actuarial methods, factors and assumptions applicable to a defined benefit plan on an ongoing basis.  With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all required contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the
Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made.
With respect to each other Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made in the ordinary course, other than contributions or accruals for the plan year in which the Closing Date occurs which are not yet due to be paid as of that date.  No tax qualified Plan has any unfunded liabilities other than contributions payable that, as of the
Closing Date, are not past due.

        (viii)  No prohibited transaction (which shall mean any
transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code, whether by statutory, class or individual exemption) has occurred with
respect to any Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under
Section 4975 of the Code or Section 409 or 502(i) of ERISA.
Neither MAB nor, to the best knowledge of MAB, any MAB Subsidiary, any trustee, administrator or other fiduciary of any Plan, or any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject MAB or any
MAB Subsidiary to any liability for breach of fiduciary duty under
ERISA or any other applicable law.

        (ix)    With respect to each Plan, all reports and information
required to be filed with any government agency or distributed to
Plan participants and their beneficiaries have been duly and timely filed or distributed.

        (x)     MAB and each MAB Subsidiary has been and is presently
in compliance with all of the requirements of Section 4980B of the
Code.

        (xi)    Neither MAB nor any MAB Subsidiary has a liability as
of December 31, 2000 under any Plan that, to the extent disclosure is required under GAAP, is not reflected on the consolidated balance sheet included in the Financial Statements of MAB as of
December 31, 2000 or otherwise Disclosed.

        (xii)   Neither the consideration nor implementation of the
transactions contemplated under this Agreement will increase (A)
MAB's or any MAB Subsidiary's obligation to make contributions or any other payments to fund benefits accrued under the Plans as of the date of this Agreement or (B) the benefits accrued or payable with respect to any participant under the Plans (except to the extent benefits may be deemed increased by accelerated vesting, accelerated allocation of previously unallocated Plan assets or by the conversion of all stock options in accordance with Section
2.9.

        (xiii)  With respect to each Plan, MAB has Disclosed or
made available to BB&T, true, complete and correct copies of (A)
all documents pursuant to which the Plans are maintained, funded and administered, including summary plan descriptions, (B) the three most recent annual reports (Form 5500 series) filed with the
IRS (with attachments), (C) the three most recent actuarial
reports, if any, (D) the three most recent financial statements,
(E) all governmental filings for the last three years, including, without limitation, excise tax returns and reportable events filings, and (F) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings,
determinations, and opinions) during the past three years.

        (xiv)   Each of the Plans as applied to MAB and any MAB
Subsidiary may be amended or terminated at any time by action of
MAB's Board of Directors, or such MAB's Subsidiary's Board of
Directors, as the case may be, or a committee of such Board of
Directors or duly authorized officer, in each case subject to the terms of the Plan and compliance with applicable laws and
regulations (and limited, in the case of multiemployer plans, to termination of the participation of MAB or a MAB Subsidiary
thereunder).

3.15    Certain Contracts

(a)     Neither MAB nor any MAB Subsidiary is a party to, is bound or affected by, or receives benefits under (i) any agreement, arrangement or commitment, written or oral, the default of which would have a Material Adverse Effect, whether or not made in the ordinary course of business (other than loans or loan commitments made or certificates or deposits received in the ordinary course of the banking business), or any agreement restricting its business activities, including, without limitation, agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument, written or oral, relating to the borrowing of money by MAB or any MAB Subsidiary or the guarantee by MAB or any MAB Subsidiary of any such obligation, which cannot be terminated within less than 30 days after the Closing Date by MAB or any MAB Subsidiary (without payment of any penalty or cost, except with respect to Federal Home Loan Bank or
Federal Reserve Bank advances), (iii) any agreement, arrangement or commitment, written or oral, relating to the employment of a consultant, independent contractor or agent, or the employment, election or retention in office of any present or former director or officer, which cannot be terminated within less than 30 days after the Closing Date by
MAB or any MAB Subsidiary (without payment of any penalty or cost), or that provides benefits which are contingent, or the application of which is altered, upon the occurrence of a transaction involving MAB of the nature contemplated by this Agreement or the BB&T Option Agreement, or
(iv) any agreement or plan, written or oral, including any Stock Option
Plans, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the BB&T
Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this
Agreement or the BB&T Option Agreement.  Each matter Disclosed pursuant to this Section 3.15(a) is in full force and effect as of the date hereof.

(b)     Neither MAB nor any MAB Subsidiary is in default under any agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

3.16    Legal Proceedings; Regulatory Approvals

There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of MAB, threatened against MAB or any MAB Subsidiary or against any asset, interest, Plan or right of MAB or any MAB Subsidiary, or, to the best knowledge of MAB, against any officer, director or employee of any of them in their capacity as such.  There are no actions, suits or proceedings instituted, pending or, to the best knowledge of MAB, threatened against any present or former director or officer of MAB or any MAB Subsidiary that would reasonably be expected to give rise to a claim against MAB or any MAB Subsidiary for indemnification.  There are no actual or, to the best knowledge of MAB, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or in the BB&T Option Agreement.  To the best knowledge of MAB, no fact or condition relating to MAB or any
MAB Subsidiary exists (including, without limitation, noncompliance with the CRA) that would prevent MAB or BB&T from obtaining all of the federal and state regulatory approvals contemplated herein.

3.17    Compliance with Laws; Filings

        Each of MAB and each MAB Subsidiary is in compliance with
all statutes and regulations (including, but not limited to, the CRA, the TILA and regulations promulgated thereunder, and other consumer banking laws), and has obtained and maintained all permits, licenses and registrations applicable to the conduct of its business, and neither MAB nor any MAB Subsidiary has received notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, (ii) threatening to revoke any permit, license, registration, or other government authorization, or
(iii) restricting or in any way limiting its operations.  Neither MAB nor any MAB Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any communication requesting that it enter into any of the foregoing.  Since December 31, 1998, MAB and each of the MAB Subsidiaries has filed all reports, registrations, notices and statements, and any amendments thereto, that it was required to file with federal and state regulatory authorities, including, without limitation, the Commission, FDIC,  Federal Reserve Board and applicable state regulators. Each such report, registration, notice and statement, and each amendment thereto, complied with applicable legal requirements.

3.18    Brokers and Finders

        Neither MAB nor any MAB Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, in the Plan of
Merger or in the BB&T Option Agreement, except for an obligation to the
Financial Advisor for investment banking services, the nature and extent of which has been Disclosed, and except for fees to accountants and lawyers.

3.19    Repurchase Agreements; Derivatives

(a)     With respect to all agreements currently outstanding
pursuant to which MAB or any MAB Subsidiary has purchased securities subject to an agreement to resell, MAB or the MAB Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.
With respect to all agreements currently outstanding pursuant to which
MAB or any MAB Subsidiary has sold securities subject to an agreement to repurchase, neither MAB nor the MAB Subsidiary has pledged collateral in excess of the amount of the debt secured thereby.  Neither MAB nor any
MAB Subsidiary has pledged collateral in excess of the amount required under any interest rate swap or other similar agreement currently outstanding.

        (b)     Neither MAB nor any MAB Subsidiary is a party to or has
agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy.

3.20    Deposit Accounts

        The deposit accounts of the MAB Subsidiaries that are depository institutions are insured by the FDIC to the maximum extent permitted by federal law, and the MAB Subsidiaries have paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

3.21    Related Party Transactions

        MAB has Disclosed all existing transactions, investments and loans, including loan guarantees existing as of the date hereof, to which MAB or any MAB Subsidiary is a party with any director, executive officer or 5% shareholder of MAB or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing.  All such transactions, investments and loans are on terms no less favorable to MAB than could be obtained from unrelated parties.

3.22    Certain Information

        When the Proxy Statement/Prospectus is mailed, and at the time of the meeting of shareholders of MAB to vote on the Plan of Merger, the
Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein provided by MAB, (i)
shall comply with the applicable provisions of the Securities Laws, and
(ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

3.23    Tax and Regulatory Matters; Directors' and Officers' Liability
Insurance

        Neither MAB nor any MAB Subsidiary has taken or agreed to take any action which would or could reasonably be expected to (i) cause the
Merger not to constitute a reorganization under Section 368 of the Code or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b).  There are no past or present actions, activities, circumstances, conditions, events or incidents, other than the transactions provided for in this Agreement, that would reasonably be expected to result in an increase in the premiums for insurance providing coverage to directors and officers of MAB for acts or omissions, except for those affecting the directors' and officers'
liability insurance market generally.

3.24    State Takeover Laws

        MAB and each MAB Subsidiary have taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable moratorium, fair price, business combination, control share or other anti-takeover laws, and no such law shall be activated or applied as a result of such transactions.  Neither the Articles of
Incorporation nor the Bylaws of MAB, nor any other document of MAB or to which MAB is a party, contains a provision that requires more than a majority of the shares of MAB Common Stock entitled to vote, or the vote or approval of any other class of capital stock or voting security to approve the Merger or any other transactions contemplated in this
Agreement.  The rights attached to shares of MAB Common Stock described in the definition of MAB Common Stock are not and will not become exercisable by holders thereof as a result of execution of this
Agreement or consummation of the transactions contemplated herein.

3.25    Labor Relations

        Neither MAB nor any MAB Subsidiary is the subject of any claim or allegation that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is MAB or any MAB Subsidiary party to any collective bargaining agreement.  There is no strike or other labor dispute involving MAB or any MAB Subsidiary, pending or threatened, or to the best knowledge of MAB, is there any activity involving any employees of MAB or any MAB Subsidiary seeking to certify a collective bargaining unit or engaging in any other organization activity.

3.26    Fairness Opinion

MAB has received from PBS an opinion that, as of the date hereof, the Merger Consideration is fair to shareholders of MAB from a financial point of view.

                                 ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES
                                  OF BB&T

        BB&T represents and warrants to MAB as follows (the
representations and warranties herein of BB&T are made subject to the applicable standard set forth in Section 6.2(a), and no such representation or warranty shall be deemed to be inaccurate unless it is inaccurate to the extent that MAB would be entitled to refuse to consummate the Merger pursuant to Section 7.1(b)(ii) on account of such inaccuracy):

4.1     Capital Structure of BB&T

        The authorized capital stock of BB&T consists of (i) 5,000,000 shares of preferred stock, par value $5.00 per share, of which 2,000,000 shares have been designated as Series B Junior Participating Preferred
Stock and the remainder are undesignated, and none of which shares are issued and outstanding, and (ii) 1,000,000,000 shares of BB&T Common
Stock of which 453,058,500 shares were issued and outstanding as of
October 31, 2001.  All outstanding shares of BB&T Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.
The shares of BB&T Common Stock reserved as provided in Section 5.3 are free of any Rights and have not been reserved for any other purpose, and such shares are available for issuance as provided pursuant to the Plan of Merger.  Holders of BB&T Common Stock do not have preemptive rights.

4.2     Organization, Standing and Authority of BB&T

        BB&T is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, and is duly qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification. BB&T is registered as a financial holding company under the Bank Holding Company Act.

4.3     Authorized and Effective Agreement

        (a)     BB&T has all requisite corporate power and authority to
enter into and (subject to receipt of all necessary government approvals) perform all of its obligations under this Agreement.  The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of
BB&T.  This Agreement and the Plan of Merger attached hereto constitute legal, valid and binding obligations of BB&T, and each is enforceable against BB&T in accordance with its terms, in each case subject to (i)
bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws in effect from time to time relating to or affecting the enforcement of the rights of creditors; and (ii)
general principles of equity.

        (b)     Neither the execution and delivery of this Agreement or the
Articles of Merger, nor consummation of the transactions contemplated hereby, nor compliance by BB&T with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of BB&T or any BB&T
Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of BB&T or any BB&T Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BB&T or any BB&T Subsidiary.

        (c)     Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by BB&T of the Merger and the other transactions contemplated in this Agreement.

4.4     Organization, Standing and Authority of BB&T Subsidiaries

        Each of the BB&T Subsidiaries is duly organized, validly existing and in good standing under applicable laws.  BB&T owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the BB&T Subsidiaries.  Each of the BB&T Subsidiaries (i) has
full power and authority to carry on its business as now conducted and
(ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.5     Securities Documents; Financial Statements; Statements True

        (a)     BB&T has timely filed all Securities Documents required by the Securities Laws to be filed since December 31, 1998.  As of their respective dates of filing, such Securities Documents complied with the
Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
No statement, certificate, instrument or other writing furnished or to be furnished hereunder by BB&T or any other BB&T Subsidiary to MAB contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)     The Financial Statements of BB&T fairly present or will
fairly present, as the case may be, the consolidated financial position of BB&T and the BB&T Subsidiaries (and all other Subsidiaries of BB&T)
as of the dates indicated and the consolidated statements of income, changes in shareholders' equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.

        (c)     No statement, certificate, instrument or other writing
furnished or to be furnished hereunder by BB&T or any BB&T Subsidiary to
BB&T contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6     Certain Information

        When the Proxy Statement/Prospectus is mailed, and at all times subsequent to such mailing up to and including the time of the meeting of shareholders of MAB to vote on the Merger, the Proxy
Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein relating to BB&T, (i) shall comply with the applicable provisions of the Securities Laws, and (ii)
shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

4.7     Tax and Regulatory Matters

        Neither BB&T nor any BB&T Subsidiary has taken or agreed to take any action which would or could reasonably be expected to (i) cause the
Merger not to constitute a reorganization under Section 368 of the Code, or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b); provided, that nothing that nothing contained herein shall limit the ability of BB&T to exercise its rights under the BB&T Option Agreement,

4.8     Share Ownership

        As of the date of this Agreement, BB&T does not own (except in a fiduciary capacity) any shares of MAB Common Stock.

4.9     Legal Proceedings; Regulatory Approvals

        There are no actual or, to the best knowledge of BB&T, threatened actions, suits or proceedings instituted, which present a claim to restrain or prohibit the transactions contemplated herein.  To the best knowledge of BB&T, no fact or condition relating to BB&T or any BB&T
Subsidiary exists (including, without limitation, noncompliance with the
CRA) that would prevent BB&T or MAB from obtaining all of the federal and state regulatory approvals contemplated herein.

4.10    Adverse Change

        Since December 31, 2000, BB&T and the BB&T Subsidiaries have not incurred any liability, whether accrued, absolute or contingent, except as disclosed in the most recent BB&T Financial Statements, or entered into any transactions with Affiliates, in each case other than in the ordinary course of business consistent with past practices, nor has there been any adverse change or any event involving a prospective adverse change in the business, financial condition, results of operations or business prospects of BB&T or any of the BB&T
Subsidiaries.

                           ARTICLE V
                           COVENANTS

5.1     MAB Shareholder Meeting

        MAB shall submit this Agreement and the Plan of Merger to its shareholders for approval at a meeting to be held as soon as practicable, and by approving execution of this Agreement, the Board of
Directors of MAB agrees that it shall, at the time the Proxy
Statement/Prospectus is mailed to the shareholders of MAB, recommend that MAB's shareholders vote for such approval; provided, that the Board of Directors of MAB may withdraw or refuse to make such recommendation only if the Board of Directors shall determine in good faith that such recommendation should not be made in light of its fiduciary duty to
MAB's shareholders after consideration of (i) written advice of legal counsel that, in the opinion of such counsel, such recommendation or the failure to withdraw or modify such recommendation could reasonably be expected to constitute a breach of the fiduciary duty of the Board of
Directors to the shareholders of MAB, and (ii) a written determination from the Financial Advisor that the Merger Consideration is not fair or is inadequate to the MAB shareholders from a financial point of view, accompanied by a detailed analysis of the reasons for such
determination.

5.2     Registration Statement; Proxy Statement/Prospectus

        As promptly as practicable after the date hereof, BB&T shall prepare and file the Registration Statement with the Commission. MAB will furnish to BB&T the information required to be included in the
Registration Statement with respect to its business and affairs before it is filed with the Commission and again before any amendments are filed, and shall have the right to review and consult with BB&T on the form of, and any characterizations of such information included in, the
Registration Statement prior to the filing with the Commission.  Such
Registration Statement, at the time it becomes effective and on the
Effective Time, shall in all material respects conform to the requirements of the Securities Act and the applicable rules and regulations of the Commission. The Registration Statement shall include the form of Proxy Statement/Prospectus.  BB&T and MAB shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be approved by the Commission for mailing to the MAB shareholders, and such
Proxy Statement/Prospectus shall, on the date of mailing, conform in all material respects to the requirements of the Securities Laws and the applicable rules and regulations of the Commission thereunder. MAB shall cause the Proxy Statement/Prospectus to be mailed to shareholders in accordance with all applicable notice requirements under the Securities
Laws, the KBCA and the rules and regulations of the NYSE and the
American Stock Exchange.

5.3     Plan of Merger; Reservation of Shares

        At the Effective Time, the Merger shall be effected in accordance with the Plan of Merger.  In connection therewith, BB&T acknowledges that it (i) has adopted the Plan of Merger and (ii) will pay or cause to be paid when due the Merger Consideration.  BB&T has reserved for issuance such number of shares of BB&T Common Stock as shall be necessary to pay the Merger Consideration and agrees not to take any action that would cause the aggregate number of authorized shares of
BB&T Common Stock available for issuance hereunder not to be sufficient to effect the Merger.  If at any time the aggregate number of shares of
BB&T Common Stock reserved for issuance hereunder is not sufficient to effect the Merger, BB&T shall take all appropriate action as may be required to increase the number of shares of BB&T Common Stock reserved for such purpose.

5.4     Additional Acts

        (a)     MAB agrees to take such actions requested by BB&T as may be reasonably necessary to modify the structure of, or to substitute parties to (so long as such substitute is BB&T or a BB&T Subsidiary) the transactions contemplated hereby, provided that (i) no such action shall relieve BB&T of its obligations under this Agreement and (ii) such modifications do not change the Merger Consideration or abrogate the covenants and other agreements contained in this Agreement, including, without limitation, the covenant not to take any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

        (b)     As promptly as practicable after the date hereof, BB&T and
MAB shall submit notice or applications for prior approval of the transactions contemplated herein to the Federal Reserve Board and any other federal, state or local government agency, department or body to which notice is required or from which approval is required for consummation of the Merger and the other transactions contemplated hereby.  MAB and BB&T each represents and warrants to the other that all information included (or submitted for inclusion) concerning it, its respective Subsidiaries, and any of its respective directors, officers and shareholders, shall be true, correct and complete in all material respects as of the date presented.

5.5     Best Efforts

        Each of BB&T and MAB shall use, and shall cause each of their respective Subsidiaries to use, its best efforts in good faith to (i)
furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Sections 5.2 and 5.4 or elsewhere herein, and (ii) take or cause to be taken all action necessary or desirable on its part to fulfill the conditions in Article VI, including, without limitation, executing and delivering, or causing to be executed and delivered, such representations, certificates and other instruments or documents as may be reasonably requested by BB&T's legal counsel for such counsel to issue the opinion contemplated by Section 6.1(e), and to consummate the transactions herein contemplated at the earliest possible date.  Neither
BB&T nor MAB shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the
Plan of Merger.

5.6     Certain Accounting Matters

        MAB shall cooperate with BB&T concerning (i) accounting and financial matters necessary or appropriate to facilitate the Merger
(taking into account BB&T's policies, practices and procedures), including, without limitation, issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices, and (ii) MAB's lending, investment or asset/liability management policies; provided, that any action taken pursuant to this Section 5.6 shall not be deemed to constitute or result in the breach of any representation or warranty of
MAB contained in this Agreement.

5.7     Access to Information

        MAB and BB&T will each keep the other advised of all material developments relevant to its business and the businesses of its
Subsidiaries, and to consummation of the Merger, and each shall provide to the other, upon request, reasonable details of any such development.
Upon reasonable notice, MAB shall afford to representatives of BB&T access, during normal business hours during the period prior to the
Effective Time, to all of the properties, books, contracts, commitments and records of MAB and the MAB Subsidiaries and, during such period, shall make available all information concerning their businesses as may be reasonably requested.  No investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations hereunder of, either party hereto.  Each party hereto shall, and shall cause each of its directors, officers, attorneys and advisors to, maintain the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, said undertakings with respect to confidentiality to survive any termination of this Agreement pursuant to Section 7.1.  In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information previously furnished in connection with the transactions contemplated by this
Agreement.

5.8     Press Releases

        BB&T and MAB shall agree with each other as to the form and substance of any press release related to this Agreement and the Plan of
Merger or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which in the opinion of its counsel is required by law.

5.9     Forbearances of MAB

        Except with the prior written consent of BB&T, between the date hereof and the Effective Time, MAB shall not, and shall cause each of the MAB Subsidiaries not to:

(a)     carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or establish or acquire any new Subsidiary or engage in any new type of activity or expand any existing activities;

(b)     declare, set aside, make or pay any dividend or other
distribution in respect of its capital stock, other than regularly scheduled quarterly dividends of $0.24 per share of MAB Common Stock payable on record dates and in amounts consistent with past practices;
provided that (i) any dividend declared or payable on the shares of MAB
Common Stock in the quarterly period during which the Effective Time occurs shall, unless otherwise agreed upon in writing by BB&T and MAB, be declared with a record date prior to the Effective Time only if the normal record date for payment of the corresponding quarterly dividend to holders of BB&T Common Stock is before the Effective Time and (ii) it is the intent of BB&T and MAB that MAB shareholders receive a single dividend for the quarter in which the Effective Time occurs;

(c)     issue any shares of its capital stock (including treasury
shares), except pursuant to (i) the Stock Option Plans with respect to the options outstanding on the date hereof or with respect to options to purchase not more than 91,700 shares of MAB Common Stock that may be granted between the date hereof and the Effective Time, (ii) up to
33,930 shares of MAB Common Stock reserved for issuance under the
Director Stock Plan or (iii) the BB&T Option Agreement;

        (d)     issue, grant or authorize any Rights or effect any
recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

        (e)     amend its Articles of Incorporation or Bylaws;

        (f)     impose or permit imposition, of any lien, charge or
encumbrance on any share of stock held by it in any MAB Subsidiary, or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any debt or claim, in each case other than in the ordinary course of business;

        (g)     merge with any other entity or permit any other entity to
merge into it, or consolidate with any other entity; acquire control over any other entity; or liquidate, sell or otherwise dispose of any assets or acquire any assets other than in the ordinary course of its business consistent with past practices;

        (h)     fail to comply in any material respect with any laws,
regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

        (i)     increase the rate of compensation of any of its directors, officers or employees (excluding increases in compensation resulting from the exercise of compensatory stock options outstanding as of the date of this Agreement), or pay or agree to pay any bonus to, or provide any new employee benefit or incentive to, any of its directors, officers or employees, in each case except for increases, payments or awards made in the ordinary course of business consistent with past practice pursuant to plans or arrangements in effect on the date hereof;

        (j)     enter into or substantially modify (except as may be
required by applicable law or regulation) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; provided, however, that this subparagraph shall not prevent renewal of any of the foregoing consistent with past practice;

        (k)     solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, MAB or any MAB Subsidiary or any business combination with MAB or any MAB Subsidiary other than as contemplated by this Agreement; or
authorize any officer, director, agent or affiliate of  MAB or any MAB
Subsidiary to do any of the above; or fail to notify BB&T immediately if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this Section 5.9(k) shall not apply to furnishing information, negotiations or discussions with the offeror following an unsolicited offer if, as a result of such offer,
MAB is advised in writing by legal counsel that in its opinion the failure to so furnish information or negotiate would likely constitute a breach of the fiduciary duty of MAB's Board of Directors to the MAB shareholders;

        (l)     enter into (i) any material agreement, arrangement or
commitment not made in the ordinary course of business, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by MAB or a MAB
Subsidiary or guarantee by MAB or a MAB Subsidiary of any obligation,
(iii) any agreement, arrangement or commitment relating to the employment or severance of a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee (this clause shall not apply to the election of directors by shareholders or the reappointment of officers in the normal course), or (iv) any contract, agreement or understanding with a labor union;

        (m)     change its lending, investment or asset liability management policies in any material respect, except as may be required by applicable law, regulation, or directives, and except that after approval of the Agreement and the Plan of Merger by its shareholders and after receipt of the requisite regulatory approvals for the transactions contemplated by this Agreement and the Plan of Merger, MAB shall cooperate in good faith with BB&T to adopt policies, practices and procedures consistent with those utilized by BB&T, effective on or before the Closing Date;

        (n)     change its methods of accounting in effect at December 31,
2000, except as required by changes in GAAP concurred in by BB&T, which concurrence shall not be unreasonably withheld, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 2000, except as required by changes in law or regulation;

        (o)     incur any commitments for capital expenditures or obligation to make capital expenditures in excess of $35,000, for any one expenditure, or $100,000, in the aggregate;

        (p)     incur any indebtedness other than, in the ordinary course of business, deposits from customers, obligations on gift certificates, advances from the Federal Home Loan Bank or Federal Reserve Bank and reverse repurchase arrangements;

        (q)     take any action which would or could reasonably be expected to (i) cause the Merger not to constitute a reorganization under Section
368 of the Code as reasonably determined by BB&T, (ii) result in any inaccuracy of a representation or warranty herein which would allow for a termination of this Agreement, or (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied;

        (r)     dispose of any material assets other than in the ordinary
course of business; or

        (s)     agree to do any of the foregoing.

5.10    Contingent Payment and Escrow Agreement

BB&T and Branch Banking and Trust Company, as Escrow Agent, shall execute and deliver the Escrow Agreement.

5.11    Affiliates

        MAB shall use its reasonable best efforts to cause all persons who are Affiliates of MAB to deliver to BB&T promptly following execution of this Agreement a written agreement providing that such person will not dispose of BB&T Common Stock received in the Merger, except in compliance with the Securities Act and the rules and regulations promulgated thereunder, and in any event shall use its reasonable best efforts to cause such affiliates to deliver to BB&T such written agreement prior to the Closing Date.

5.12    Employee Benefits

        (a)     Effective on the Benefit Plan Determination Date with
respect to the employee stock ownership plan (which includes a
401(k) feature) sponsored by MAB (the "MAB 401(k) Plan"), BB&T shall cause the MAB 401(k) Plan to be merged with the 401(k) plan maintained by BB&T and the BB&T Subsidiaries, or to be frozen or to be terminated, in each case as determined by BB&T and subject to the receipt of all applicable regulatory or governmental
approvals necessary or desirable in connection therewith.

(b)     Each employee of MAB at the Effective Time (i) who is
a participant in the MAB 401(k) Plan, (ii) who becomes an
employee immediately following the Effective Time of BB&T or of any subsidiary of BB&T ("Employer Entity"), and (iii) who
continues in the employment of an Employer Entity until the
Benefit Plan Determination Date for the MAB 401(k) Plan, and any
former employee of MAB who is rehired after the Effective Time and before the Benefit Plan Determination Date who is then
eligible to participate in the MAB 401(k) Plan, shall be eligible to participate in BB&T's 401(k) plan as of the Benefit Plan
Determination Date.  Any other former employee of MAB who is employed by an Employer Entity on or after the Benefit Plan
Determination Date shall be eligible to be a participant in the
BB&T 401(k) plan upon complying with eligibility requirements.
All rights to participate in BB&T's 401(k) plan are subject to
BB&T's right to amend or terminate the plan.  Until the Benefit
Plan Determination Date, BB&T shall continue in effect for the benefit of participating employees the MAB 401(k) Plan.  For purposes of administering BB&T's 401(k) plan, service with MAB and the MAB Subsidiaries shall be deemed to be service with BB&T for participation and vesting purposes, but not for purposes of benefit accrual.

(c)     Each employee of MAB or a MAB Subsidiary at the
Effective Time who becomes an employee immediately following the
Effective Time of an Employer Entity is referred to herein as a
"Transferred Employee." Each Transferred Employee shall be
eligible to participate in group hospitalization, medical,
dental, life, disability and other welfare benefit plans and programs available to employees of the Employer Entity, subject to the terms of such plans and programs, as of the Benefit Plan
Determination Date for each such plan or program, conditional upon the Transferred Employee's being employed by an Employer
Entity as of such Benefit Plan Determination Date and subject to complying with eligibility requirements of the respective plans and programs.  With respect to health care coverages,
participation in BB&T's plans may be subject to availability of
HMO options.  In any case in which HMO coverage is not available, substitute coverage will be provided which may not be fully
comparable to the HMO coverage. With respect to any welfare
benefit plan or program of MAB that the Employer Entity
determines, in its sole discretion, provides benefits of the same type or class as a corresponding plan or program maintained by the Employer Entity, the Employer Entity shall continue such MAB plan or program in effect for the benefit of the Transferred
Employees so long as they remain eligible to participate and until they shall become eligible to become participants in the corresponding plan or program maintained by the Employer Entity
(and, with respect to any such plan or program, subject to
complying with eligibility requirements and subject to the right of the Employer Entity to terminate such plan or program).  For purposes of administering the welfare plans and programs subject to this Section 5.12(b), service with MAB shall be deemed to be service with the Employer Entity for the purpose of determining eligibility to participate and vesting (if applicable) in such welfare plans and programs, but not for the purpose of computing benefits, if any, determined in whole or in part with reference to service (except as otherwise provided in Section 5.12(d)).

(d)     Except to the extent of commitments herein or other
contractual commitments, if any, specifically made or assumed by
BB&T hereunder or by operation of law, neither BB&T nor any
Employer Entity shall have any obligation arising from the Merger to continue any Transferred Employees in its employ or in any specific job or to provide to any Transferred Employee any
specified level of compensation or any incentive payments,
benefits or perquisites. Each Transferred Employee who is
terminated by an Employer Entity subsequent to the Effective
Time, excluding any employee who has a then existing contract providing for severance, shall be entitled to severance pay in accordance with the general severance policy maintained by BB&T, if and to the extent that such employee is entitled to severance pay under such policy.  Such employee's service with MAB or a MAB
Subsidiary shall be treated as service with BB&T for purposes of determining the amount of severance pay, if any, under BB&T's severance policy.

(e)     Effective on the Benefit Plan Determination Date with
respect to the defined benefit pension plan of MAB (the "MAB
Pension Plan"), BB&T shall cause such plan to be merged with the defined benefit pension Plan maintained by BB&T and the BB&T
Subsidiaries, or to be frozen or terminated, in each case as determined by BB&T and subject to the receipt of all applicable regulatory or governmental approvals.  Each Transferred Employee, and any former employee of MAB who is rehired after the Effective
Time and before the Benefit Plan Determination Date who is then eligible to participate in the MAB Pension Plan, shall be
eligible to participate in BB&T's pension plan as of the Benefit
Plan Determination Date.  Any other former employee of MAB who is employed by an Employer Entity on or after the Benefit Plan
Determination Date shall be eligible to be a participate in the
BB&T pension plan upon complying with eligibility requirements.
All rights to participate in BB&T's pension plan are subject to
BB&T's right to amend or terminate the plan.  As of the close of business immediately preceding the Benefit Plan Determination
Date, BB&T shall determine the accrued benefit under the MAB
Pension Plan of with respect to participants continuing in the service of an Employer Entity.  Such accrued benefit shall be determined by taking into account service and compensation
following the Effective Time and preceding the Benefit Plan
Determination Date, and the accrued benefit as so determined shall be the accrued benefit under the BB&T pension plan for service prior to the Benefit Plan Determination Date (and shall be added to the benefit accrued under the BB&T pension plan for service and compensation beginning with the Benefit Plan
Determination Date).  For purposes of administering BB&T's
pension plan, service with MAB and the MAB Subsidiaries shall be deemed to be service with BB&T for participation and vesting purposes, but not for purposes of benefit accrual (other than with respect to the benefit determined based on the MAB Pension
Plan formula prior to the Benefit Plan Determination Date and for purposes of eligibility for normal or early retirement under the
BB&T plan based solely on a number of years of service).

(f)     BB&T agrees to honor all employment agreements,
severance agreements and deferred compensation agreements that
MAB and the MAB Subsidiaries have with their current and former employees and directors and which have been Disclosed to BB&T pursuant to this Agreement, except to the extent any such
agreements shall be superseded or terminated at the Closing or following the Closing Date.  Except for the agreements described in the preceding sentence and except as otherwise provided in this Section 5.12, the employee benefit plans of MAB shall, in the sole discretion of BB&T, be frozen, terminated or merged into comparable plans of BB&T, effective as BB&T shall determine in its sole discretion but not before the Benefit Plan Determination
Date.

5.13    Directors and Officers Protection

        BB&T or a BB&T Subsidiary shall provide and keep in force for a period of three years after the Effective Time directors' and officers'
liability insurance providing coverage to directors and officers of MAB for acts or omissions occurring prior to the Effective Time.  Such insurance shall provide at least the same coverage and amounts as contained in MAB's policy on the date hereof; provided, that in no event shall the annual premium on such policy exceed 150% of the annual premium payments on MAB's policy in effect as of January 1, 2002  (the
"Maximum Amount").  If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, BB&T shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount and MAB shall cooperate with BB&T in such efforts in all reasonable respects.  Notwithstanding the foregoing, BB&T further agrees to indemnify all individuals who are or have been officers, directors or employees of MAB or any MAB Subsidiary prior to the Effective Time from any acts or omissions in such capacities prior to the Effective Time, to the extent that such indemnification is provided pursuant to the Articles of Incorporation or
Bylaws of MAB on the date hereof and is permitted under the NCBCA.

5.14    Forbearances of BB&T

        Except with the prior written consent of MAB, between the date hereof and the Effective Time, neither BB&T nor any BB&T Subsidiary shall take any action which would or might be expected to (i) cause the business combination contemplated hereby not to constitute a reorganization under Section 368 of the Code; (ii) result in any inaccuracy of a representation or warranty herein that would allow for termination of this Agreement; (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied; or (iv) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business.

5.15    Reports

        Each of MAB and BB&T shall file (and shall cause the MAB
Subsidiaries and the BB&T Subsidiaries, respectively, to file), between the date of this Agreement and the Effective Time, all reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over such party, and shall deliver to
BB&T or MAB, as the case may be, copies of all such reports promptly after the same are filed.  If financial statements are contained in any such reports filed with the Commission, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to the absence of notes and to normal recurring year-end adjustments that are not material).  As of their respective dates, such reports filed with the Commission will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Any financial statements contained in any other reports to a regulatory authority other than the Commission shall be prepared in accordance with requirements applicable to such reports.

5.16    Exchange Listing

        BB&T shall use its reasonable best efforts to list, prior to the
Effective Time, on the NYSE, subject to official notice of issuance, the shares of BB&T Common Stock to be issued to the holders of MAB Common
Stock pursuant to the Merger, and BB&T shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

5.17    Advisory Boards

        As of the date of this Agreement, BB&T has agreed to establish a state Advisory Board for Kentucky, and as soon as practicable following the Effective Time, BB&T shall establish a regional Advisory Board for the Louisville market area. BB&T shall offer to (i) Bertram W. Klein a seat on the state Advisory Board for Kentucky and (ii) each of the members of the Board of Directors of MAB a seat on one of these newly established Advisory Boards.  For two years following the Effective
Time, the Advisory Board members appointed pursuant to this Section 5.17 who are neither employees of BB&T or any of its Affiliates or under contract with BB&T or any of its Affiliates and who continue to serve shall receive, as compensation for service on the Advisory Board,
Advisory Board member's fees (annual retainer and attendance fees) equal in amount each year (prorated for any partial year) to the annual retainer and schedule of attendance fees for directors of MAB in effect on October 1, 2001.  Following such two-year period, Advisory Board
Members who are entitled to receive Advisory Board Member fees, if they continue to serve in such capacity, shall receive fees in accordance with BB&T's standard practice as in effect from time to time.  For two years after the Effective Time, no such Advisory Board member shall be prohibited from serving thereon because he or she shall have attained the maximum age for service thereon (currently age 70).  Membership of any person on any Advisory Board shall be conditional upon execution of an agreement providing that such person will not engage in activities competitive with BB&T for two years following the Effective Time or, if longer, the period that he or she is a member of the Advisory Board.

                              ARTICLE VI
                         CONDITIONS PRECEDENT

6.1     Conditions Precedent - BB&T and MAB

        The respective obligations of BB&T and MAB to effect the
transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the
Effective Time:

        (a)     All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, and consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken, including, without limitation, the approval of the shareholders of MAB of the Agreement and the Plan of
Merger;

        (b)     The Registration Statement (including any post-effective
amendments thereto) shall be effective under the Securities Act, no proceedings shall be pending or to the knowledge of BB&T threatened by the Commission to suspend the effectiveness of such Registration
Statement and the BB&T Common Stock to be issued as contemplated in the
Plan of Merger shall have either been registered or be subject to exemption from registration under applicable state securities laws;

        (c)      The parties shall have received all regulatory approvals
required in connection with the transactions contemplated by this
Agreement and the Plan of Merger, all notice periods and waiting periods with respect to such approvals shall have passed and all such approvals shall be in effect;

        (d)     None of BB&T, any of the BB&T Subsidiaries, MAB or any of
the MAB Subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this
Agreement;

        (e)     MAB and BB&T shall have received an opinion of BB&T's legal counsel, in form and substance satisfactory to MAB and BB&T, substantially to the effect that the Merger will constitute one or more reorganizations under Section 368 of the Code and that the shareholders of MAB will not recognize any gain or loss to the extent that such shareholders exchange shares of MAB Common Stock for shares of BB&T
Common Stock; and

        (f)     MAB, BB&T and Branch Banking and Trust Company, as Escrow
Agent, shall have executed and delivered the Escrow Agreement.
6.2     Conditions Precedent - MAB

        The obligations of MAB to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by MAB pursuant to Section 7.4:

        (a)     All representations and warranties of BB&T shall be
evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by MAB.  The representations and warranties of BB&T set forth in Sections 4.1, 4.2
(except as relates to qualification), 4.3(a), 4.3(b)(i) and 4.4 (except as relates to qualification) shall be true and correct (except for inaccuracies which are de minimis).  There shall not exist inaccuracies in the representations and warranties of BB&T set forth in this
Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on BB&T ;

        (b)     BB&T shall have performed in all material respects all
obligations and complied in all material respects with all covenants required by this Agreement;

        (c)     BB&T shall have delivered to MAB a certificate, dated the
Closing Date and signed by its Chairman or President or an Executive
Vice President, to the effect that the conditions set forth in Sections
6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.2(a) and 6.2(b), to the extent applicable to BB&T, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on BB&T or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger;

        (d)     MAB shall have received opinions of counsel to BB&T in the form reasonably acceptable to MAB's legal counsel; and

        (e)     The shares of BB&T Common Stock issuable pursuant to the
Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

6.3     Conditions Precedent - BB&T

        The obligations of BB&T to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by BB&T pursuant to Section 7.4:

        (a)     All representations and warranties of MAB shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by BB&T.  The representations and warranties of
MAB set forth in Sections 3.1, 3.2 (except as it relates to
qualification), 3.3, 3.4 (except the last sentence thereof), 3.5(a),
3.5(b)(i), 3.23 and 3.24 shall be true and correct (except for inaccuracies which are de minimis).  There shall not exist inaccuracies in the representations and warranties of MAB set forth in this Agreement such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse
Effect on MAB (evaluated without regard to the Merger);

        (b)     No regulatory approval shall have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of BB&T, would so materially adversely affect the business or economic benefits to BB&T of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable or unduly burdensome;

        (c)     MAB shall have performed in all material respects all
obligations and complied in all material respects with all covenants required by this Agreement;

        (d)     MAB shall have delivered to BB&T a certificate, dated the
Closing Date and signed by its Chairman or President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(c), 6.3(a) and 6.3(c), to the extent applicable to MAB, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse
Effect on MAB or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger;

        (e)     BB&T shall have received opinions of counsel to MAB in the form reasonably acceptable to BB&T's legal counsel;

        (f)     BB&T shall have received the written agreements from
Affiliates as specified in Section 5.11 to the extent necessary, in the reasonable judgment of BB&T, to promote compliance with Rule 145 promulgated by the Commission;

        (g)     MAB shall have delivered to BB&T a certificate, dated the
Closing Date and signed by its Chairman or President and its Chief
Financial Officer (i) certifying that the Subject Matter has or has not been fully and finally settled and (ii) if the Subject Matter has been fully and finally settled, certifying (A) the amount of all costs and expenses (including, without limitation, interest and legal fees)
incurred by MAB during the period beginning on January 1, 2002 and ending on the Closing Date in connection with the Subject Matter and all related claims (including, without limitation, the settlement of the
Subject Matter or any related claim) and (B) the amount recovered on or before the Closing Date by MAB, if any, in connection with the Subject
Matter and the loan underlying the Subject Matter.  In addition, if the
Subject Matter has been fully and finally settled, MAB shall have also delivered to BB&T a signed copy of the settlement agreement; and

(h)     Unless he shall have died or become disabled, Rick K.
Guillaume shall have continued in the employment of MAB until the
Closing Date and shall have delivered to BB&T a certificate stating that he will enter into the employment of Branch Banking and Trust Company as of the Effective Time and that the Employment Agreement entered into by
Mr. Guillaume and Branch Banking and Trust Company, dated November 7,
2001, is effective with respect to him.  Bertram W. Klein shall have executed and delivered to BB&T a noncompetition agreement substantially in the form of Annex C hereto.

                                 ARTICLE VII
                    TERMINATION, DEFAULT, WAIVER AND AMENDMENT

7.1     Termination

        This Agreement may be terminated:

        (a)     At any time prior to the Effective Time, by the mutual
consent in writing of the parties hereto.

        (b)     At any time prior to the Effective Time, by either party (i)
in the event of a material breach by the other party of any covenant or agreement contained in this Agreement, or (ii) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement, which inaccuracy would provide the nonbreaching party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 6.2(a) in the case of MAB and Section 6.3(a) in the case of BB&T ; and, in the case of (i) or (ii), if such breach or inaccuracy has not been cured by the earlier of thirty days following written notice of such breach to the party committing such breach or the Effective Time.

        (c)     At any time prior to the Effective Time, by either party
hereto in writing, if any of the conditions precedent to the obligations of the other party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled prior to the Closing Date, and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings herein.

        (d)     At any time, by either party hereto in writing, if any of
the applications for prior approval referred to in Section 5.4 are denied, and the time period for appeals and requests for reconsideration has run.

        (e)     At any time, by either party hereto in writing, if the
shareholders of MAB do not approve the Agreement and the Plan of Merger.

        (f)     At any time following September 30, 2002 by either party
hereto in writing, if the Effective Time has not occurred by the close of business on such date, and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings herein.

(g)     By MAB at any time during the five-day period commencing on the Determination Date if both of the following conditions are satisfied:

        (1)     the Converted Value shall be less than $19.52,  and

        (2)     (i) the quotient obtained by dividing the Average
Closing Price by $33.95 (such number being referred to herein as the "BB&T Ratio") shall be less than (ii) 80% of the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date;

subject, however, to the following three sentences.  If MAB determines not to consummate the Merger pursuant to this Section 7.1(g), it shall give prompt written notice of its election to terminate to BB&T, which notice may be withdrawn at any time prior to the lapse of the five-day period commencing on the Determination Date.  During the five-day period commencing with its receipt of such notice, BB&T shall have the option to elect to increase the Stock Exchange Ratio to a number such that the
Converted Value is not less than $19.52.  The election contemplated by the preceding sentence shall be made by giving notice to MAB of such election and the revised Stock Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(g), and this Agreement shall remain in effect in accordance with its terms (except as the Stock
Exchange Ratio shall have been so modified), and any references in this
Agreement to "Stock Exchange Ratio" shall thereafter be deemed to refer to the Stock Exchange Ratio as adjusted pursuant to this Section 7.1(g).
If the Closing Date shall occur during the five-day period such option is in effect, the Closing Date shall be extended until a date selected by BB&T no more than ten days following the close of such five-day period.

        For purposes of this Section 7.1(g), the following terms shall have the meanings indicated:

        "Converted Value" shall mean the product of the Average Closing
Price multiplied by the Stock Exchange Ratio.

        "Average Closing Price" shall mean the average 4:00 p.m. eastern time closing price per share of BB&T Common Stock on the NYSE (as reported on NYSEnet.com) for the five trading days (determined by excluding days on which the NYSE is closed) ending on the last trading date prior to the Determination Date.

        "Determination Date" shall mean the tenth calendar day preceding the expected Closing Date as determined pursuant to Section 2.4 (the tenth day to be determined by counting the day preceding the expected
Closing Date as the first day).

        "Index Group" shall mean the 11 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization.  In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon the number of shares of outstanding common stock)
shall be redistributed proportionately for purposes of determining the
Index Price.  The 11 bank holding companies and the weights attributed to them are as follows:

Bank Holding Companies                  % Weighting

AmSouth Bancorporation                  10.2%
Comerica, Inc.                           5.0%
Fifth Third Bancorp                     16.1%
KeyCorp                                 11.8%
National City Corporation               16.9%
PNC Financial Services                   7.9%
Regions Financial Corporation            6.3%
SouthTrust Corporation                   9.6%
SunTrust Banks, Inc.                     7.9%
Union Planters Corporation               3.8%
UnionBanCal Corporation                  4.4%

      Total                           100.00%

        "Index Price" shall mean the weighted average (weighted in accordance with the "% Weighting" listed above) of the closing sales prices of the companies composing the Index Group determined as of the
Starting Date or Determination Date, whichever is applicable, based on the closing price per share (as reported by The Wall Street Journal for the day preceding the Starting Date or Determination Date, whichever is applicable.)

        "Starting Date" shall mean November 6, 2001.

        If any company belonging to the Index Group or BB&T declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the
Starting Date and the Determination Date, the prices for the common stock of such company or BB&T shall be appropriately adjusted for the purposes of applying this Section 7.1(g).

7.2     Effect of Termination

        In the event this Agreement and the Plan of Merger is terminated pursuant to Section 7.1, both this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions hereof relating to confidentiality and expenses set forth in Sections
5.7 and 8.1, respectively, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) shall not relieve the breaching party from liability for a breach of the covenant, agreement, representation or warranty giving rise to such termination.  The BB&T
Option Agreement shall be governed by its own terms.

7.3     Survival of Representations, Warranties and Covenants

        All representations, warranties and covenants in this Agreement or the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the
Effective Time, other than covenants that by their terms are to be performed after the Effective Time (including without limitation,
Sections 5.13 and 5.17); provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive BB&T or MAB (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either BB&T or MAB, the aforesaid representations, warranties and covenants being material inducements to consummation by BB&T and MAB of the transactions contemplated herein.

7.4     Waiver

        Except with respect to any required regulatory approval, each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of the
Agreement and the Plan of Merger by the MAB shareholders) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement, the
Plan of Merger or any document delivered pursuant hereto or thereto,
(ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger, or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such extension or waiver, or amendment or supplement pursuant to this Section 7.4,  executed after approval by the
MAB shareholders of this Agreement and the Plan of Merger, shall reduce the amount or modify the form of the Merger Consideration.

7.5     Amendment or Supplement

        This Agreement or the Plan of Merger may be amended or
supplemented at any time in writing by mutual agreement of BB&T and MAB, subject to the proviso to Section 7.4.

                             ARTICLE VIII
                             MISCELLANEOUS

8.1     Expenses

        Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this
Agreement, including, without limitation, fees and expenses of its own financial consultants, accountants and counsel; provided, however, that the filing fees and printing costs incurred in connection with the
Registration Statement and the Proxy Statement/Prospectus shall be borne
50% by BB&T and 50% by MAB.

8.2     Entire Agreement

        This Agreement, including the documents and other writings referenced herein or
delivered pursuant hereto, contains the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersedes all arrangements or understandings with respect thereto, written or oral, entered into on or before the date hereof. The terms and conditions of this Agreement and the BB&T Option
Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors.  Nothing in this
Agreement or the BB&T Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities, except for the rights of directors and officers of MAB to enforce rights in Sections 5.13 and 5.17.

8.3     No Assignment

        Except for a substitution of parties pursuant to Section 5.4(a), none of the parties hereto may assign any of its rights or obligations under this Agreement to any other person, except upon the prior written consent of each other party.

8.4     Notices

        All notices or other communications which are required or
permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight express courier or by facsimile transmission, addressed or directed as follows:

        If to MAB:

                R.K. Guillaume
                Bank of Louisville Building
                Post Office Box 1101
                Telephone:      502-562-5802
                Fax:            502-562-6900

        With a required copy to:

                R. James Straus
                Frost Brown Todd LLC
                400 W. Market St., 32nd Floor
                Louisville, Kentucky 40202
                Telephone:      502-589-5400
                Fax:            502-581-1087

        If to BB&T:

                Scott E. Reed
                150 South Stratford Road
                4th Floor
                Winston-Salem, North Carolina 27104
                Telephone:      336-733-3088
                Fax:            336-733-2296

        With a required copy to:

                William A. Davis, II
                Womble Carlyle Sandridge & Rice, PLLC
                200 West Second Street
                Winston-Salem, North Carolina 27102
                Telephone:      336-721-3624
                Fax:            336-733-8364

Any party may by notice change the address to which notice or other communications to it are to be delivered.

8.5     Specific Performance

        MAB acknowledges that the MAB Common Stock and the MAB business and assets are unique, and that if MAB fails to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to BB&T for which there will be no adequate remedy at law, BB&T shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if MAB shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

8.6     Captions

        The captions contained in this Agreement are for reference only and are not part of this Agreement.

8.7     Counterparts

        This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8     Governing Law

        This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of laws, except to the extent federal law may be applicable.

[remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                                BB&T CORPORATION

                                                By:__/s/John A. Allison__________
                                                Name:__John A. Allison
                                                Title: Chairman and Chief Executive Officer

                                                MID-AMERICA BANCORP

                                                By: __________/s/R. K. Guillaume____
                                                Name:__R. K. Guillaume______________
                                                Title: Chief Executive Officer

EXHIBIT 99.3

                             STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of November 7, 2001, by and between MID-AMERICA BANCORP, a
Kentucky corporation ("MAB" or "Issuer"), and BB&T CORPORATION, a North
Carolina corporation ("Grantee").

                            R E C I T A L S:

        WHEREAS, Grantee and Issuer have entered into that certain
Agreement and Plan of Reorganization, dated this date (the "Merger
Agreement"), providing for, among other things, the merger of Issuer with and into Grantee; and

        WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and
Issuer has agreed, to grant to Grantee the Option (as defined below);

        NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and in the Merger
Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

        1.      Defined Terms.  Capitalized terms which are used but not
defined herein shall have the meanings ascribed to such terms in the
Merger Agreement.

        2.      Grant of Option.  Subject to the terms and conditions set
forth herein, Issuer hereby grants to Grantee an irrevocable option
(the "Option") to purchase up to 2,200,000 shares (as adjusted as set forth herein, the "Option Shares," which term shall refer to the Option
Shares before and after any transfer of such Option Shares), of the common stock of Issuer, no par value ("Issuer Common Stock"), at a purchase price per Option Share (subject to adjustment as set forth herein, the "Purchase Price") equal to $25.75.

        3.      Exercise of Option.

                (a)     Provided that (i) Grantee or Holder (as hereinafter
defined), as applicable, shall not be in material breach of its agreements or covenants contained in this Agreement or the Merger
Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event
(as hereinafter defined); provided, that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the
Effective Time, (B) subject to clause (E) below, termination of the
Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as
hereinafter defined) (other than a termination of the Merger Agreement by Grantee pursuant to Section 7.1(b) thereof (a "Default
Termination")), (C) 12 months after a Default Termination, (D) 12 months after any termination of the Merger Agreement (other than a
Default Termination) following the occurrence of a Purchase Event or a
Preliminary Purchase Event, and (E) subject to clause (D) above, 12 months after termination of the Merger Agreement pursuant to
Section 7.1(e) thereof; provided further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company
Act of 1956, as amended (the "BHC Act").  Subject to compliance with
Section 12(h) hereof, the term "Holder" shall mean the holder or holders of the Option from time to time, including initially Grantee.
The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

                (b)     As used herein, a "Purchase Event" means any of the
following events subsequent to the date of this Agreement:

                (i)     without Grantee's prior written consent, Issuer shall
have authorized, recommended, publicly proposed or publicly
announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any Subsidiary of Grantee) to effect an Acquisition Transaction (as defined below).  As used herein, the term "Acquisition Transaction"
shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries (other than
transactions solely between Issuer's Subsidiaries or between
Issuer's Subsidiaries and Issuer), (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its
Subsidiaries representing in either case 15% or more of the
consolidated assets of Issuer and its Subsidiaries (other than a sale of loan receivables in a financing transaction in the normal course of business consistent with past practices), or (C) the issuance, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities representing 15% or more of the voting power of Issuer or any of its Subsidiaries; or

                (ii)    any person (other than Grantee or any Subsidiary of
Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act), other than a group of which Grantee or any of the Subsidiaries of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the then-
outstanding shares of Issuer Common Stock.  For purposes of the preceding sentence, the beneficial ownership of more than 15% of the outstanding shares of Issuer Common Stock by Bertram W. Klein, as described in Issuer's definitive proxy statement on Schedule 14A dated March 27, 2001, shall not constitute a purchase event.

                (c)     As used herein, a "Preliminary Purchase Event" means any
of the following events:
                (i)     any person (other than Grantee or any Subsidiary of
Grantee) shall have commenced (as such term is defined in Rule 14d-
2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then-outstanding shares of Issuer
Common Stock (such an offer being referred to herein as a "Tender
Offer" or an "Exchange Offer," respectively); or

                (ii)    the holders of Issuer Common Stock shall not have
approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, or Issuer's Board of
Directors shall have withdrawn or modified in a manner adverse to
Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person
(other than Grantee or any Subsidiary of Grantee) shall have
(A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under any federal or state statute or regulation (including an application or notice filed under the BHC Act,  the Bank Merger Act, the Home Owners'
Loan Act or the Change in Bank Control Act of 1978) seeking the consent to an Acquisition Transaction from any federal or state governmental or regulatory authority or agency.

As used in this Agreement, "person" shall have the meaning specified in
Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                (d)     Notwithstanding the foregoing, the obligation of MAB to
issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate): (i) until the receipt of all required
governmental or regulatory approvals or consents necessary for MAB to issue the Option Shares or Holder to exercise the Option, or until the expiration or termination of any waiting period required by law, or
(ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

                (e)     In the event Holder wishes to exercise the Option, it
shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of
Option Shares it intends to purchase pursuant to such exercise and
(ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the
"Closing") of such purchase (the "Closing Date").  If prior consent of any governmental or regulatory agency or authority is required in connection with such purchase, Issuer shall cooperate with Holder in the filing of the required notice or application for such consent and the obtaining of such consent at Holder's expense, and the Closing shall occur not earlier than three business days nor later than 15 business days following receipt of such consents (and expiration of any mandatory waiting periods).

        4.      Payment and Delivery of Certificates.

                (a)     On each Closing Date, Holder shall (i) pay to Issuer, in
immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer referenced in Section 12(f) hereof.

                (b)     At each Closing, simultaneously with the delivery of
immediately available funds and surrender of this Agreement as provided in Section 4(a) hereof, (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this
Agreement evidencing the right to purchase the balance of the shares of
Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter evidencing Holder's agreement not to offer, sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this
Agreement.

                (c)     In addition to any other legend that is required by
applicable law, certificates for the Option Shares delivered at each
Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS
CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT
TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF
NOVEMBER 7, 2001.  A COPY OF SUCH AGREEMENT WILL BE
PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON
RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the
Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

        5.      Representations and Warranties of Issuer.  Issuer hereby
represents and warrants to Grantee as follows:

                (a)     Issuer has all requisite corporate power and authority to
enter into this Agreement and, subject to its obtaining any approvals or consents referred to herein, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer.
This Agreement has been duly executed and delivered by Issuer.

                (b)     Issuer has taken all necessary corporate and other action
to authorize and reserve and to permit it to issue and, at all times from the date hereof until the obligation to deliver Issuer Common
Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of
Issuer Common Stock necessary for Holder to exercise the Option, and
Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 hereof upon exercise of the Option.  The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of
Issuer Common Stock or other securities which may be issuable pursuant to Section 7 hereof, upon issuance pursuant hereto, shall be duly and validly issued, fully paid, and nonassessable, and shall be delivered free and clear of all liens, claims, charges, and encumbrances of any kind or nature whatsoever, including any preemptive rights of any shareholder of Issuer.

        6.      Representations and Warranties of Grantee.  Grantee hereby represents and warrants to Issuer that:

                (a)     Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to its obtaining any approvals or consents referred to herein, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee.
This Agreement has been duly executed and delivered by Grantee.

                (b)     Grantee represents that it is acquiring the Option for
Grantee's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares.  Grantee represents that it is aware that neither the Option nor the Option
Shares is the subject of a registration statement filed with and declared effective by the Commission pursuant to Section 5 of the
Securities Act, but instead each is being offered in reliance upon the exemption from the registration requirement provided by Section 4(2)
thereof and the representations and warranties made by Grantee in connection therewith.  Grantee represents that neither the Option nor the Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the
Securities Laws, and that with respect to any transfer or other disposition proposed to be made in reliance upon an exemption from registration, such transfer or other disposition shall not be made unless MAB first receives an opinion of counsel in form and substance reasonably acceptable to it regarding the availability of such exemption.

        7.      Adjustment upon Changes in Capitalization, etc.

                (a)     In the event of any change in Issuer Common Stock by
reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option and the Purchase
Price therefor shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that
Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.  If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, when added to the number of shares of Issuer Common Stock previously issued pursuant hereto, equals
19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

                (b)     In the event that Issuer shall enter into an agreement
(prior to termination of the Option pursuant to Section 3(a) hereof):
(i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer, and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; (iii) to permit any person, other than Grantee or one of its
Subsidiaries, to acquire all of the outstanding shares of Issuer Common
Stock pursuant to a statutory share exchange; or (iv) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute
Option"), at the election of Grantee, deemed granted by either (x) the
Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the Issuer (in each case, such person being referred to as the "Substitute Option Issuer").

                (c)     The Substitute Option shall have the same terms as the
Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be identical to those of the Option, such terms shall be as similar as possible and in no event less advantageous to
Grantee.  The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the same form as this Agreement, which agreement shall be applicable to the Substitute Option.

                (d)     The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined).  The exercise price of the Substitute Option per share of the
Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

                (e)     The following terms have the meanings indicated:

                (i)     "Acquiring Corporation" shall mean the continuing or
surviving corporation of a consolidation or merger with Issuer (if other than Issuer), Issuer in a merger in which Issuer is the continuing or surviving person, the corporation that shall acquire all of the outstanding shares of Issuer Common Stock pursuant to a statutory share exchange, or the transferee of all or substantially all of the Issuer's assets (or the assets of its Subsidiaries).

                (ii)    "Substitute Common Stock" shall mean the common stock
issued by the Substitute Option Issuer upon exercise of the
Substitute Option.

                (iii)   "Assigned Value" shall mean the highest of (x)
the price per share of the Issuer Common Stock at which a Tender
Offer or Exchange Offer therefor has been made by any person (other than Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, and (z) the highest closing sales price per share of Issuer Common Stock quoted on the American Stock Exchange
(the "AMEX") within the six-month period immediately preceding the agreement; provided, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a
nationally recognized investment banking firm selected by Grantee
(or by a majority in interest of the Grantees if there shall be more than one Grantee (a "Grantee Majority")), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale.  In the event that an exchange offer is made for the
Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in
exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by
Grantee and Issuer (or if applicable, Acquiring Corporation).  (If there shall be more than one Grantee, any such selection shall be made by a Grantee Majority.)

                (iv)    "Average Price" shall mean the average closing price
of a share of the Substitute Common Stock for the one-year period immediately preceding effectiveness of the consolidation, merger, share exchange or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding the effectiveness of such consolidation, merger, share exchange or sale; provided, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is
controlled by such merger person, as Grantee may elect.

                (f)   In no event pursuant to any of the foregoing sections
shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option.  In the event that the
Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause
(f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f).  This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee (or a
Grantee Majority).

                (g)     Issuer shall not enter into any transaction described in
subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

                (h)     The provisions of Sections 8, 9, 10 and 11 hereof shall
apply, with appropriate adjustments, to any securities for which the
Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option,"
"Purchase Price" and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option,"
"Substitute Purchase Price" and "Substitute Common Stock,"
respectively.

        8.      Repurchase at the Option of Holder.

                (a)     Subject to the last sentence of Section 3(a) hereof, at
the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder the Option and all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership.  The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date."  Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                (i)     the aggregate Purchase Price paid by Holder for any
shares of Issuer Common Stock acquired by Holder pursuant to the
Option with respect to which Holder then has beneficial ownership;

                (ii)    the excess, if any, of (x) the Applicable Price (as
defined below) for each share of Issuer Common Stock over (y) the
Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                (iii)   the excess, if any, of the Applicable Price over
the Purchase Price (subject to adjustment pursuant to Section 7)
paid (or, in the case of Option Shares with respect to which the
Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

                (b)     If Holder exercises its rights under this Section 8,
Issuer shall, within ten business days after the Request Date, pay the
Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of
Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.  Notwithstanding the foregoing, to the extent that prior notification to or the consent or approval of any governmental or regulatory agency or authority is required in connection with the payment of all or any portion of the Section 8
Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten business day period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the
Section 8 Repurchase Consideration shall run instead from the date on which, as the case may be, any required notification period has expired or been terminated or such approval has been obtained and, in either event, any requisite waiting period shall have passed.  If any governmental or regulatory agency or authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder.  If any governmental or regulatory agency or authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such agency or authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of
Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased.  Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

                        Notwithstanding anything herein to the contrary, all of
Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a) hereof.

                (c)     For purposes of this Agreement, the "Applicable Price"
means the highest of (i) the highest price per share of Issuer Common
Stock paid for any such share by the person or groups described in
Section 8(d)(i) hereof, (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Sections
7(b)(i), 7(b)(ii), 7(b)(iii) or 7(b)(iv) hereof, or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the AMEX
(or if Issuer Common Stock is not quoted on the AMEX, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 60 business days preceding the
Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer (which determination shall be conclusive for all purposes of this Agreement), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale.  If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

                (d)     As used herein, "Repurchase Event" shall occur if (i) any
person (other than Grantee or any Subsidiary of Grantee) or "group"
(within the meaning of the Exchange Act) shall have acquired beneficial ownership of 50% or more of the then-outstanding shares of Issuer
Common Stock, or (ii) any of the transactions described in
Section 7(b)(i), 7(b)(ii), 7(b)(iii) or 7(b)(iv) shall be consummated.

        9.      Registration Rights.

                (a)     For a period of 24 months following termination of the
Merger Agreement, Issuer shall, subject to the conditions of subsection
(c) below, if requested by any Holder, including Grantee and any permitted transferee of the Option Shares ("Selling Holder"), as expeditiously as possible prepare and file a registration statement under the Securities Laws if necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Selling Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Holder in such request, including, without limitation, a "shelf" registration statement under
Rule 415 under the Securities Act or any successor provision, and
Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

                (b)     If Issuer at any time after the exercise of the Option
proposes to register any shares of Issuer Common Stock under the
Securities Laws in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to
Holder of its intention to do so and, upon the written request of
Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Selling
Holder), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that
Issuer may elect to cause any such shares not to be so registered
(i) if the underwriters in good faith object for a valid business reason, or (ii) in the case of a registration solely to implement a dividend reinvestment or similar plan, an employee benefit plan or a registration filed on Form S-4 or any successor form, or a registration filed on a form which does not permit registration of resales;
provided, further, that such election pursuant to clause (i) may be made only one time.  If some but not all the shares of Issuer Common
Stock, with respect to which Issuer shall have received requests for registration pursuant to this subsection (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Selling Holders and any other person (other than
Issuer or any person exercising demand registration rights in connection with such registration) who or which is permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each Selling Holder bears to the total number of shares requested to be registered by all persons then desiring to have Issuer Common Stock registered for sale.

                (c)     Issuer shall use all reasonable efforts to cause each
registration statement referred to in subsection (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, that Issuer may delay any registration of Option
Shares required pursuant to subsection (a) above for a period not exceeding 90 days in the event that Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities
Laws pursuant to subsection (a) above:

                (i)     prior to the occurrence of a Purchase Event;

                (ii)    on more than two occasions;

                (iii)   more than once during any calendar year;

                (iv)    within 90 days after the effective date of a
registration referred to in subsection (b) above pursuant to which the Selling Holders concerned were afforded the opportunity to register such shares under the Securities Laws and such shares were registered as requested; and

                (v)     unless a request therefor is made to Issuer by
Selling Holders holding at least 25% or more of the aggregate number of Option Shares then outstanding.

                        In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement.  Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the
Option Shares so registered in accordance with the intended method of distribution for such shares, provided, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                (d)     Except where applicable state law prohibits such payments,
Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), accounting expenses, legal expenses, including reasonable fees and expenses of one counsel to the Selling
Holders whose Option Shares are being registered, printing expenses, reasonable expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subsection (a) or (b) above (including the related offerings and sales by Selling Holders) and all other qualifications, notifications or exemptions pursuant to subsection (a) or (b) above.
Underwriting discounts and commissions relating to Option Shares and any other expenses incurred by such Selling Holders in connection with any such registration shall be borne by such Selling Holders.

                (e)     In connection with any registration under subsection (a)
or (b) above Issuer hereby indemnifies the Selling Holders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the
Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement or omission or alleged omission that was included by Issuer in any such
registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue or alleged untrue statement or omission or alleged omission that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                        Promptly upon receipt by a party indemnified under this
subsection (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subsection (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subsection (e).  In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party.  The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay them, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party.  In any such case, the indemnifying party shall remain entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of the indemnified party's counsel.  No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                        If the indemnification provided for in this subsection (e)
is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of
indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, all Selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, all Selling Holders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, that in no case shall any Selling Holder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its
Option Shares included in the offering.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Any obligation by any holder to indemnify shall be several and not joint with other holders.

                        In connection with any registration pursuant to subsection
(a) or (b) above, Issuer and each Selling Holder (other than Grantee)
shall enter into an agreement containing the indemnification provisions of this subsection (e).

                (f)     Issuer shall comply with all reporting requirements and
will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling
Holders in accordance with and to the extent permitted by any rule or regulation promulgated by the Commission from time to time, including, without limitation, Rules 144 and 144A.  Issuer shall at its expense provide the Selling Holders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Laws, or required pursuant to any state securities laws or the rules of any stock exchange.

                (g)     Issuer will pay all stamp taxes in connection with the
issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

        10.     Quotation; Listing.  If Issuer Common Stock or any other
securities to be acquired upon exercise of the Option are, upon the occurrence of a Purchase Event, authorized for quotation or trading or listing on the AMEX or any other securities exchange or any automated quotations system maintained by a self-regulatory organization, Issuer will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the AMEX or any other securities exchange or any automated quotations system maintained by a self-regulatory organization and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

        11.     Division of Option.  This Agreement (and the Option granted hereby) is exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of
Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder.
The terms "Agreement" and "Option" as used herein include any other
Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged.  Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.  Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the
Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

        12.     Miscellaneous.

                (a)     Expenses.  Except as otherwise provided, herein, each of
the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial
consultants, investment bankers, accountants and counsel.

                (b)     Waiver and Amendment.  Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                (c)     Entire Agreement; No Third-Party Beneficiary;
Severability.  This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and
(b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)
hereof) any rights or remedies hereunder.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state governmental or regulatory agency or authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of
Issuer Common Stock as provided, in Sections 3 and 8 hereof (as adjusted pursuant to Section 7 hereof), it is the express intention of
Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                (d)     Governing Law.  This Agreement shall be governed by and
construed and enforced in accordance with the laws of the State of
North Carolina without regard to any applicable conflicts of law rules, except to the extent that the federal laws of the United States shall govern.

                (e)     Descriptive Headings.  The descriptive headings contained
herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                (f)     Notices.  All notices and other communications hereunder
shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

                (g)     Counterparts.  This Agreement and any amendments hereto
may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

                (h)     Assignment; Transfer.  Neither this Agreement nor any of
the rights, interests or obligations hereunder or under the Option shall be assigned or transferred by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign or transfer its rights hereunder in whole or in part after the occurrence of a
Purchase Event.  In the case of any permitted assignment or transfer of the Option, Issuer shall do all things necessary to facilitate the same, and the Holder to whom the Option is assigned or transferred shall make the representations contained in Section 6 hereof (with
Holder substituted for Grantee) and shall agree in writing to the terms and conditions hereof.  Subject to the preceding sentence, this
Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                (i)     Further Assurances.  In the event of any exercise of the
Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided, for by such exercise.

                (j)     Specific Performance.  The parties hereto agree that this
Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief.  Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

[remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock
Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

MID-AMERICA BANCORP                     BB&T CORPORATION

By: ____________________________                By: ____________________________
        Name: _____________________                  Name:_____________________
        Title:   ____________________                Title:  ____________________

EXHIBIT 99.4

               CONTINGENT PAYMENT AND ESCROW AGREEMENT

THIS AGREEMENT, is entered into as of the ___ day of
____________, 2002, by and among BB&T CORPORATION, a North Carolina corporation ("BB&T"), Mid-America Bancorp, a Kentucky corporation ("MAB"), and BRANCH BANKING AND TRUST COMPANY, a banking corporation with offices in
Wilson, North Carolina (the "Escrow Agent"), joined in by the undersigned
Shareholder Representative.
R E C I T A L S:

                Pursuant to an Agreement and Plan of Reorganization dated as of
November 7, 2001 (the "Merger Agreement"), MAB is to merge into BB&T (the
"Merger") effective on the date hereof.  The Merger Consideration consists partly of shares of BB&T Common Stock and partly of cash.  A part of the
Merger Consideration is to be determined following the settlement or other final resolution of the Kentucky Central Life Insurance Company litigation commenced against MAB on December 10, 1993, with respect to which MAB has reserved  approximately $32 million on its books (the "Litigation").  The actual amount of liability and expenses to be incurred with respect to the
Litigation cannot be determined at this time.  Because of the contingent nature of the obligation and amounts being claimed in the Litigation, the parties have agreed that the Merger Consideration will be subject to adjustment pending final resolution of the Litigation, and that BB&T will place $5 million in escrow to be distributed as provided herein.

NOW, THEREFORE, the parties agree as follows:
        1.      Defined Terms.  Terms defined in the Merger Agreement shall have the same meaning when used herein unless otherwise defined herein.

        2.      Adjustment to Merger Consideration.  In the event that all loss contingencies (other than truly nominal loss contingencies) of MAB arising from the Litigation are not finally resolved by a full and complete settlement or by judicial decision from which no appeal can be made ("Final
Resolution") prior to the Closing Date, BB&T and MAB agree as follows:

(a)     If the Settlement Amount (defined in (e) below) shall
exceed $32 million, the MAB shareholders on the Closing Date (the
"Shareholders") and the Optionees (defined in (c) below) shall be obligated to reimburse BB&T out of the Escrow Fund for one-half of such excess, which obligation shall be paid to BB&T by the
Escrow Agent in accordance with Section 4; provided, that in no event shall the liability of the Shareholders and Optionees with respect to the Settlement Amount exceed $5 million.  In the event that the liability of the Shareholders and Optionees under this
Section 2(a) shall be less than $5 million, the amount left in the Escrow Fund allocable to the Shareholders after the payment to BB&T shall be distributed by the Escrow Agent to the
Shareholders in accordance with Section 4.  The portion of any payment herein allocable to each Shareholder shall equal the percentage that such Shareholder's shares of MAB Common Stock as of the Effective Time is of all Effective Time Shares in the
aggregate.

(b)     In the event that the Settlement Amount shall be $32
million or less, the Shareholders and Optionees shall be entitled to receive the amount in the Escrow Fund plus payment from BB&T in an amount equal to one-half of the amount, if any, by which
$32 million exceeds the Settlement Amount.  The portions of such payments allocable to the Shareholders (determined in accordance with the last sentence of Section 2(a)) shall be paid to them in accordance with Sections 2(c) and 4.  The portions allocable to the Optionees shall be paid to them as provided in Section 2(c).
Such payments shall constitute additional Merger Consideration.
Following such payments, if any, neither the Shareholders nor the
Optionees shall have any further right to receive payment of additional Merger Consideration hereunder.

(c)     As of the date hereof, certain individuals hold Stock
Options (each, an "Optionee") to acquire shares of MAB Common
Stock, which will become options to acquire BB&T Common Stock following the Merger (the "Options").  The amount allocable to each Optionee per share under Section 2(a) or 2(b) shall  equal the percentage that such Optionee's shares of MAB Common Stock underlying MAB Stock Options, in each case as of the Effective
Time, is of all Effective Time Shares in the aggregate and shall be payable as soon as practicable following the later of (i) the date of the Final Resolution (the "Resolution Date"), or (ii) the
date with respect to each such share that the Option is
exercised.  In the event that any Options shall not be exercised on the Resolution Date, the amount potentially payable with
respect to such Options shall be paid by the Escrow Agent to
BB&T, and BB&T shall be obligated to make the payment as provided herein to which each such Optionee is entitled with respect to such Options.  Such payment by BB&T with respect to any Option shall be made at the time of delivery of the stock certificate pursuant to exercise of such Option.

(d)     The rights of the Shareholders and Optionees to
payments herein, shall not be transferable or assignable except at death under applicable laws of descent and distribution and except for transfers otherwise by operation of law.

(e)     "Settlement Amount" shall mean the sum of (i) the
amount paid by BB&T in settlement of the Litigation (less the aggregate amount recovered by BB&T or by MAB, if any, in
connection with the Litigation and the MAB loan underlying the
Litigation) ("Recoveries") plus (ii) all costs and expenses
(including, without limitation, interest and legal fees) incurred by MAB or by BB&T, during the period beginning on January 1, 2002 and ending on the Resolution Date, in connection with the
Litigation and all related claims (including, without limitation, the settlement of the Litigation or any related claim).

        3.      Establishment of Escrow Fund.  As of the date hereof, BB&T has delivered to the Escrow Agent $5 million in immediately available funds.

        4.      Escrow Fund Administration; Distributions.

(a)     Shareholder Representative.  Prior to the Closing
Date, the Board of Directors of MAB will designate a Shareholder
Representative (and a successor Shareholder Representative, if the designated Shareholder Representative shall at any time fail or refuse to serve) to represent the interests of MAB's
shareholders in connection with the disbursement of the Escrow
Fund.  In the case of both the Shareholder Representative and the successor, the individuals designated shall be reasonably
acceptable and accessible to BB&T.  BB&T shall provide the
Shareholder Representative with periodic status reports (it is intended that these reports will be provided quarterly and in any event upon request of the Shareholder Representative) concerning the status of the Litigation and BB&T's efforts to accomplish a
Final Resolution of the Litigation and to obtain Recoveries;
provided, however, BB&T shall in any event consult with the
Shareholder Representative reasonably in advance of any Final
Resolution or settlement of any Recovery dispute.

(b)     Distributions.  Distributions from the Escrow Fund as
provided in Section 2 shall be made by the Escrow Agent within thirty days following receipt of a notice executed in behalf of
BB&T directing that the distribution be made and setting forth the amount payable to each recipient along with the recipient's name, address and taxpayer identification number.

        5.      Termination of Escrow Fund.  The Escrow Fund shall terminate on the date, whether before or after the Termination Date, on which the entire
Escrow Fund shall have been distributed in accordance with the provisions hereof.

        6.      Investments of Escrow Fund.  The Escrow Agent shall invest and reinvest the Escrow Fund in securities issued or guaranteed by the United
States Government or an agency thereof, or repurchase agreements which are or are issued or guaranteed by the United States government or an agency thereof; or a common, mixed, or commingled fund invested primarily in obligations of the type described above.  In the absence of specific instructions to the contrary from BB&T, the Escrow Fund shall be invested in the BB&T U.S. Treasury Money Market Fund, for which the Escrow Agent or its affiliate will receive a management fee of 30 basis points.  In any event, such investments shall not have maturities that extend beyond the Termination
Date.  The income earned with respect to such investments shall be allocated pro rata to those entitled to distribution.  Any taxes with respect to such income shall be paid out of the Escrow Fund.  The Escrow Agent shall file all returns and reports with applicable taxing and other authorities consistent therewith.  The Escrow Agent shall not be liable for any losses resulting from any investment, or the sale or redemption of any investment, made in accordance with this Section 6.

7.      Provisions Relating to Escrow Agent.

                7.1     The Escrow Agent agrees to hold the Escrow Fund under the
terms and conditions of this Agreement and to perform the acts and duties imposed upon it hereby.  If, at any time in the performance of its duties hereunder it is necessary for the Escrow Agent to receive, accept or act upon any notice or writing purported to have been issued or executed by or on behalf of BB&T, it shall not be necessary for the Escrow Agent (i) to ascertain that the person or persons who have executed, signed or otherwise issued or authenticated the said writing are authorized to do so or are the persons named therein, or (ii) otherwise to pass upon any requirements of such instruments that may be essential for their validity.  The Escrow Agent may consult with counsel satisfactory to it and the advice of such counsel shall be full and complete authorization and protection in respect to action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.  The Escrow Agent shall not be liable for any acts or omissions of any kind unless occasioned by its own gross negligence or willful misconduct.  Specifically, without limitation, the
Escrow Agent shall be fully protected in acting upon any instruction of BB&T provided for herein.
7.2     The Escrow Agent:
(a)     shall have no duties or obligations other than those
specifically set forth herein or as may subsequently be agreed to in writing by the parties hereto;
(b)     shall not be obligated to take any legal action
hereunder; provided, that if the Escrow Agent determines to take any legal action hereunder, and in the judgment of the Escrow Agent such action could subject or expose it to any expense or liability, the
Escrow Agent shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;
(c)     shall not be liable or responsible for any recital or
statement contained in the Merger Agreement or any other documents relating thereto (except as specifically provided in such documents);
(d)     shall not be liable or responsible for any failure of
any other person to comply with any of their respective obligations relating to the Merger, including without limitation obligations under applicable securities laws;
(e)     may perform any of its duties hereunder either
directly or indirectly or by or through agents or attorneys and it shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by it hereunder.
        8.      Compensation of Escrow Agent.  The Escrow Agent shall be entitled to receive from the Escrow Fund the fees provided on Exhibit A attached hereto.  Any reasonable legal fees and expenses incurred by the Escrow Agent because of a dispute respecting the Escrow Fund, or because of a consultation as provided in Section 7, shall also be paid from the Escrow Fund.

        9.      Resignation; Removal.  The Escrow Agent may resign at any time by giving notice thereof to BB&T, and the Escrow Agent may be removed at any time by BB&T by giving notice to the Escrow Agent.  If an instrument of acceptance by a successor Escrow Agent shall not have been delivered to the retiring Escrow Agent within 30 days after the giving of such notice of resignation, the retiring Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent.

        10.     Notices.  All notices, demands and other communications which may or are required to be given hereunder shall be in writing, and shall be given either by personal delivery or by nationally recognized overnight courier
(with charges prepaid) or by facsimile (with telephone confirmation), and shall be deemed to have been given or received when personally delivered, the day following the date deposited with such courier, or when transmitted to such facsimile machine and confirmed by telephone, addressed to the party or parties entitled thereto as follows:

                If to BB&T:

                Scott E. Reed
                150 South Stratford Road
                4th Floor
                Winston-Salem, North Carolina 27104
                Telephone:      336-733-3088
                Fax:            336-733-2296

                With a copy (which shall not constitute notice) to:

                William A. Davis, II
                Womble Carlyle Sandridge & Rice, PLLC
                200 West Second Street
                Winston-Salem, North Carolina 27102
                Telephone:      336-721-3624
                Fax:            336-733-8364

                If to Escrow Agent:

                Branch Banking & Trust Company
                Corporate Trust Operations
                Mail Code 100-01-03-25
                223 West Nash Street
                Wilson, NC  27893
                Facsimile:  (252) 246-4303
                Attention:  Margaret H. Smith, Vice President

                If to the Shareholder Representative:

                With a copy (which shall not constitute notice) to:

                Frost Brown Todd LLC
                400 West Market Street, 32nd Floor
                Louisville, Kentucky  40202-3362
                Attention:  R. James Straus

or such other address as a party may specify in writing to the others.

        11.     Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment or delegation without such consent shall be void.

        12.     Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall be a single instrument.

        13.     Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of laws.

[The remainder of this page has intentionally been left blank.]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.
        ESCROW AGENT:

        BRANCH BANKING AND TRUST COMPANY

        By:
                Title:

        BB&T

        By:
                Title:

        MID-AMERICA BANCORP

        By:
                Title:

        SHAREHOLDER REPRESENTATIVE

        By: ______________________________________

EXHIBIT A

FEES

Basic Fee:              $

Per Wire Transaction:   $